UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___________ )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for use of the Commission only
Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))
Definitive Additional Materials
Soliciting Material under Rule 14a-12

Centex Corporation
3333 Holding Corporation

(Name of Registrants As Specified in Their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTEX CORPORATION

and

3333 HOLDING CORPORATION

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
OF EACH CORPORATION

To Be Held July 19, 2001

INDEX

Page

CENTEX CORPORATION

Notice of Annual Meeting of Stockholders	1

Proxy Statement	2

3333 HOLDING CORPORATION

Notice of Annual Meeting of Stockholders	27

Proxy Statement	28

      Proxies are being separately solicited by the Boards of Directors of Centex Corporation and 3333 Holding Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must mark and return BOTH proxy cards. Stockholders are encouraged to review the accompanying proxy statement of EACH company carefully.

CENTEX CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
3333 HOLDING CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

CENTEX CORPORATION
2728 N. Harwood
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 19, 2001

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Centex Corporation, a Nevada corporation (“Centex”), will be held in the auditorium of the Dallas Museum of Art, 1717 N. Harwood, in the City of Dallas, Texas on Thursday, July 19, 2001 at 9:30 a.m. (C.D.T.) for the following purposes:

(1)	To elect four directors comprising a class of directors to serve until the Annual Meeting of Stockholders in 2004 or until their successors are elected and qualified.

(2)	To consider and vote on a proposal to approve and adopt the Centex Corporation 2001 Stock Plan.

(3)	To consider and vote on a proposal to approve and adopt the Centex Corporation Annual Incentive Compensation Plan.

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors of Centex has fixed the close of business on May 31, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

      You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you are urged to sign, date and mail promptly the accompanying form of Centex proxy so that your Centex shares may be represented and voted at the meeting. Your Centex proxy will be returned to you if you choose to attend the meeting and request such return.

By Order of the Board of Directors

RAYMOND G. SMERGE Executive Vice President, Chief Legal Officer, General Counsel and Secretary

Dallas, Texas
June 25, 2001

      Proxies are being separately solicited by the Boards of Directors of Centex Corporation and 3333 Holding Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must mark and return BOTH proxy cards.

CENTEX CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held July 19, 2001

INTRODUCTION

      The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Centex Corporation, a Nevada corporation (“Centex”), for use at the Annual Meeting of Stockholders of Centex to be held on July 19, 2001, and at any adjournment thereof (the “Annual Meeting”). The mailing address of the executive offices of Centex is 2728 N. Harwood, Dallas, Texas 75201. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders was on or about June 25, 2001.

Purposes of the Meeting

      At the meeting, action will be taken upon the following matters:

(1)	Election of four directors comprising a class of directors to serve until the Annual Meeting of Stockholders in 2004 or until their successors are elected and qualified.

(2)	Approval and adoption of the Centex Corporation 2001 Stock Plan (the “Stock Plan”).

(3)	Approval and adoption of the Centex Corporation Annual Incentive Compensation Plan (the “Incentive Compensation Plan”).

(4)	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors of Centex (the “Board” or the “Board of Directors”) does not know of any matters that may be acted upon at the Annual Meeting other than the matters set forth in items (1), (2) and (3) above.

Recommendation of the Board of Directors

      The Board of Directors of Centex recommends a vote FOR the election of the four nominees for director of Centex named in the accompanying Centex proxy, a vote FOR approval and adoption of the Stock Plan and a vote FOR approval and adoption of the Incentive Compensation Plan.

TANDEM SECURITIES

      On November 30, 1987, Centex distributed as a dividend to its stockholders, through a nominee (the “Nominee”), all of the 1,000 issued and outstanding shares of common stock, par value $.01 per share (“Holding Common Stock”), of 3333 Holding Corporation, a Nevada corporation (“Holding”), and 900 of the issued and outstanding warrants (the “Stockholder Warrants”) to purchase Class B Units of limited partnership interest in Centex Development Company, L.P., a Delaware limited partnership (the “Partnership”). 3333 Development Corporation, a Nevada corporation and a wholly-owned subsidiary of Holding, is the general partner of the Partnership.

      The Nominee holds the shares of Holding Common Stock and the Stockholder Warrants on behalf of and for the benefit of persons who are from time to time the holders of the common stock, par value $.25 per share

(“Centex Common Stock”), of Centex (“Centex Stockholders”). Each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock and the Stockholder Warrants that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. This beneficial interest of the Holding stockholders is not represented by a separate certificate or receipt. Instead, each Centex Stockholder’s beneficial interest in such pro rata portion of the shares of Holding Common Stock and the Stockholder Warrants is represented by the certificate or certificates evidencing such Centex Stockholder’s Centex Common Stock, and is currently tradeable only in tandem with, and as a part of, each such Centex Stockholder’s Centex Common Stock. These restrictions on transfer are imposed by the terms of a nominee agreement (the “Nominee Agreement”) by and among Centex, Holding, the Partnership and the Nominee. Centex Common Stock certificates issued after the date of the Nominee Agreement bear a legend referring to the restrictions on transfer imposed thereby.

      Proxies are being separately solicited by the Boards of Directors of Centex Corporation and 3333 Holding Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must mark and return BOTH proxy cards.

RECORD DATE AND VOTING

      The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 31, 2001. At the close of business on the record date, the issued and outstanding capital stock of Centex entitled to vote at the Annual Meeting consisted of 60,366,107 shares of Centex Common Stock.

      The holders of Centex Common Stock will be entitled to one vote per share upon the election of directors, approval and adoption of the Stock Plan, approval and adoption of the Incentive Compensation Plan and each other matter that may be properly brought before the Annual Meeting or any adjournment thereof. Neither the Restated Articles of Incorporation, as amended, nor the Amended and Restated By-laws of Centex provide for cumulative voting rights. The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Centex Common Stock is necessary to constitute a quorum. Abstentions and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum.

      Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the proxy card is signed and returned without any direction given, the shares will be voted for election of the four nominees for director named in the proxy, for approval and adoption of the Stock Plan and for approval and adoption of the Incentive Compensation Plan. The Board does not intend to present, and has no information that others will present, any business at the Annual Meeting other than as is set forth in the attached Notice of Annual Meeting of Stockholders of Centex. However, if other matters requiring the vote of stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Centex proxy to vote the proxies held by them in accordance with their best judgment in such matters. Any Centex Stockholder has the unconditional right to revoke his, her or its Centex proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the Annual Meeting and voting in person or by written notice to Centex addressed to Raymond G. Smerge, Secretary, Centex Corporation, 2728 N. Harwood, Dallas, Texas 75201. No such revocation will be effective, however, unless received by Centex at or prior to the Annual Meeting.

      The cost of soliciting proxies for the Annual Meeting will be borne by Centex. Solicitation may be made by mail, personal interview, telephone or other electronic means by officers and other employees of Centex, who will receive no additional compensation therefor. To aid in the solicitation of proxies, Centex has retained the firm of Georgeson Shareholder Communications Inc., which will receive a fee of approximately $8,500, plus out-of-pocket expenses. Centex will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

      The following table sets forth information as of May 31, 2001 with respect to the beneficial ownership of shares of Centex Common Stock by each director, director nominee and current executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and current executive officers of Centex as a group (13 persons). Except as otherwise indicated, all shares are owned directly, and the owner has the sole voting and investment power with respect thereto.

	Centex Common Stock(1)

	Number of Shares		Percent
Name of Beneficial Owner	Beneficially Owned		of Class

Barbara T. Alexander	26,175		*

Dan W. Cook III	99,725		*

Leldon E. Echols	33,750		*

Juan L. Elek	92,575		*

Timothy R. Eller	504,739		*

Laurence E. Hirsch	1,734,366		2.87%

Clint W. Murchison, III	126,385		*

Charles H. Pistor, Jr.	106,089		*

Frederic M. Poses	—		*

David W. Quinn	341,963		*

Paul R. Seegers	582,277		*

Raymond G. Smerge	187,571		*

Paul T. Stoffel	312,389	(2)	*

All directors, director nominees and executive officers of Centex as a group (13 persons)	4,148,004		6.87%

*	Less than 1%.

(1)	Shares covered by stock options that are outstanding under the Centex Corporation Amended and Restated 1987 Stock Option Plan and exercisable on May 31, 2001 or within 60 days thereafter are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares that may be acquired upon exercise of such stock options: Ms. Alexander –– 14,675 shares; Mr. Cook –– 97,725 shares; Mr. Echols –– 33,750 shares; Mr. Elek –– 92,575 shares; Mr. Eller –– 391,825 shares; Mr. Hirsch –– 656,100 shares; Mr. Murchison –– 76,575 shares; Mr. Pistor –– 54,025 shares; Mr. Quinn –– 277,400 shares; Mr. Seegers –– 72,575 shares; Mr. Smerge –– 183,700 shares; Mr. Stoffel –– 74,200 shares; and all directors, director nominees and executive officers of Centex as a group (13 persons) –– 2,025,125 shares. The total shown for Mr. Hirsch includes 400,000 shares covered by a conversion right pursuant to the terms of a Centex subordinated debenture. See “Certain Transactions.” In addition, this table includes shares of Centex Common Stock that are deemed to be beneficially owned as of May 31, 2001 pursuant to the Centex Common Stock Fund of the Amended and Restated Profit Sharing and Retirement Plan of Centex Corporation, a defined contribution plan (the “Profit Sharing Plan”), as follows: Mr. Eller

–– 5,514 shares; Mr. Hirsch –– 4,766 shares; Mr. Quinn –– 3,663 shares; Mr. Smerge –– 2,071 shares; and all directors, director nominees and executive officers of Centex as a group (13 persons) –– 16,014 shares. Amounts also include shares of Centex Common Stock that are owned indirectly by family limited partnerships of such directors, director nominees and executive officers on May 31, 2001 as follows: Mr. Eller –– 82,400 shares; Mr. Hirsch –– 240,000 shares; Mr. Pistor –– 40,664 shares; Mr. Quinn –– 40,500 shares; and all directors, director nominees and executive officers of Centex as a group (13 persons) –– 403,564 shares. Amounts also include restricted shares of Centex Common Stock granted effective as of April 3, 2001, as follows: Mr. Eller –– 25,000 shares; Mr. Hirsch –– 25,000 shares; Mr. Quinn –– 20,000 shares; and all directors, director nominees and executive officers of Centex as a group (13 persons) –– 70,000 shares. See footnote (1) to the Summary Compensation Table. The recipients are entitled to receive dividends on the restricted shares and have the right to vote the restricted shares.

(2)	This amount excludes 10,000 shares owned by Mr. Stoffel’s spouse as to which Mr. Stoffel has disclaimed beneficial ownership pursuant to the rules and regulations of the SEC.

Certain Beneficial Owners

      The following table sets forth information as of May 31, 2001 with respect to the holders of shares of Centex Common Stock who are known to Centex to be beneficial owners of more than five percent of such shares outstanding.

		Centex Common Stock

		Number of Shares
Name and Address of Beneficial Owner		Beneficially Owned	Percent of Class

AXA Assurances I.A.R.D. Mutuelle(1)		3,556,837	5.89%

AXA Assurances Vie Mutuelle

AXA Conseil Vie Assurance Mutuelle

370, rue Saint Honore

75001 Paris, France

AXA Courtage Assurance Mutuelle

26, rue Louis le Grand

75002 Paris, France

AXA

25, avenue Matignon

75008 Paris, France

AXA Financial, Inc.

1290 Avenue of the Americas

New York, New York 10104

	* * * *

Sanford C. Bernstein & Co., Inc.(2)		3,449,075	5.71%

767 Fifth Avenue

New York, New York 10153

	* * * *

		Centex Common Stock

		Number of Shares
Name and Address of Beneficial Owner		Beneficially Owned	Percent of Class

Barclays Global Investors, N.A.(3)		3,272,341	5.42%

Barclays Global Fund Advisors

45 Fremont Street

San Francisco, California 94105

Barclays Global Investors, LTD

Murray House

1 Royal Mint Court

London, England EC3 NHH

Barclays Trust and Banking Company (Japan) Ltd.

Ebisu Prime Square Tower

8th Floor, 1-1-39 Hiroo, Shibuya-Ku

Tokyo, Japan 150-8402

Barclays Fund Limited

Gredley House, 11 The Broadway

Stratford, England E15 4BJ

	* * * *

Greenhaven Associates, Inc.(4)		3,048,200	5.05%

Three Manhattanville Road

Purchase, New York 10577

(1)	Based solely upon information contained in the Schedule 13G of AXA Financial, Inc. (“AXA Financial”), AXA (“AXA”), which beneficially owns a majority interest in AXA Financial, and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle (collectively, the “Mutuelles AXA”), which as a group control AXA, filed with the SEC on February 12, 2001 with respect to shares of Centex Common Stock owned as of December 31, 2000 (the “AXA 13G”), but calculating the percentage shown by dividing the number of such shares by the total number of shares of Centex Common Stock issued and outstanding on the record date. According to the AXA 13G, such number includes 1,639,357 shares over which AXA Financial, AXA and the Mutuelles AXA (collectively, the “AXA Entities”) had sole voting power, 359,067 shares over which the AXA Entities had shared voting power, 3,372,737 shares over which the AXA Entities had sole dispositive power and 184,100 shares over which the AXA Entities had shared dispositive power.

(2)	Based solely upon information contained in the Schedule 13G of Sanford C. Bernstein & Co. (“Bernstein”) filed with the SEC on February 8, 2000 with respect to shares of Centex Common Stock owned as of December 31, 1999 (the “Bernstein 13G”), but calculating the percentage shown by dividing the number of such shares by the total number of shares of Centex Common Stock issued and outstanding on the record date. According to the Bernstein 13G, such number includes 1,306,775 shares over which Bernstein had sole voting or dispositive power, 416,340 shares over which Bernstein had shared voting power and 3,449,075 shares over which Bernstein had sole dispositive power. According to the Bernstein 13G, with respect to the 416,340 shares over which Bernstein had shared voting power, Bernstein’s clients have appointed an independent voting agent which has instructions to vote such shares in the same manner as Bernstein.

(3)	Based solely upon information contained in the Schedule 13G of Barclays Global Investors, N.A. (“Barclays Investors”), Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, LTD. (“Barclays Investors LTD.”), Barclays Trust and Banking Company (Japan) Ltd. (“Barclays Japan”)

and Barclays Fund Limited (“Barclays Fund”), filed with the SEC on February 14, 2001 with respect to shares of Centex Common Stock owned as of December 31, 2000 (the “Barclays 13G”), but calculating the percentage shown by dividing the number of such shares by the total number of shares of Centex Common Stock issued and outstanding on the record date. According to the Barclays 13G, such number includes 2,832,655 shares over which Barclays Investors had sole voting power and 3,027,128 shares over which Barclays Investors had sole dispositive power, 140,388 shares over which Barclays Advisors had sole voting power and 140,779 shares over which Barclays Advisors had sole dispositive power, 79,880 shares over which Barclays Investors LTD. had sole voting power and 79,880 shares over which Barclays Investors LTD. had sole dispositive power, 20,439 shares over which Barclays Japan had both sole voting power and sole dispositive power, and 4,115 shares over which Barclays Fund had both sole voting power and sole dispositive power.

(4)	Based solely upon information contained in the Schedule 13G of Greenhaven Associates, Inc. filed with the SEC on January 11, 2001 with respect to shares of Centex Common Stock owned as of December 31, 2000 (the “Greenhaven 13G”), but calculating the percentage shown by dividing the number of such shares by the total number of shares of Centex Common Stock issued and outstanding on the record date. According to the Greenhaven 13G, such number includes 450,200 shares over which Greenhaven Associates, Inc. had both sole voting power and sole dispositive power, and 2,598,000 shares over which Greenhaven Associates, Inc. had shared dispositive power.

ITEM 1. ELECTION OF DIRECTORS

      Centex’s Amended and Restated By-laws provide for the division of the Board into three classes, with the directors in each class to hold office for a staggered term of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. There are presently three directors in the class whose term expires at the 2001 Annual Meeting, three directors in the class whose term expires at the 2002 annual meeting and three directors in the class whose term expires at the 2003 annual meeting. On May 17, 2001, the Board voted to increase the number of directors serving on the Board from nine to ten effective as of the date of the 2001 Annual Meeting and nominated Frederic M. Poses to stand for election in the class of directors to be elected at that meeting. Accordingly, at the 2001 Annual Meeting, four directors are to be elected to serve until the 2004 annual meeting or until their successors are elected and qualified, subject to removal by the vote of the holders of not less than two-thirds of the then outstanding shares of Centex Common Stock. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying Centex proxy will be voted for the election of the four nominees for director named below or, if any of such nominees becomes unavailable (which is not anticipated), for such substitute nominees as the Board shall designate. A plurality of votes cast at the Annual Meeting, in person or by proxy, is required to elect such nominees. The Board recommends that the Centex Stockholders vote FOR the election of such nominees. The biographical information appearing below regarding the nominees for director and the continuing directors has been furnished to Centex by the respective nominees and directors.

Nominees for Directors Standing for Election

      Clint W. Murchison, III, 54, is a member of the Audit Committee and the Compensation and Stock Option Committee of the Board and has been a director since 1979. For more than the past five years, Mr. Murchison has been engaged in private real estate development and other investments as his principal business.

      Frederic M. Poses, 58, has been Chairman and Chief Executive Officer of American Standard Companies Inc. since January 2000 and has served as a director of that company since October 1999. Before that time, beginning in 1998, he was President and Chief Operating Officer of AlliedSignal, Inc., where he had spent his entire 30-year business career, starting as a financial analyst in 1969 and serving in various capacities, including President of the Engineered Materials business beginning in April 1988. He was also a director of AlliedSignal, Inc. from 1997 until October 1999. Mr. Poses also serves as a director of Raytheon Company.

      David W. Quinn, 59, is Vice Chairman of the Board and is a member of the Executive Committee of the Board. Mr. Quinn has been a director since 1989. Mr. Quinn was elected Vice Chairman of the Board of Centex in May 1996 and was Chief Financial Officer of Centex from February 1987 until June 1997 and from October 1997 through May 2000. Mr. Quinn served as Executive Vice President of Centex from February 1987 until his election as Vice Chairman of the Board of Centex in May 1996. Mr. Quinn is also a director of Centex Construction Products, Inc., an affiliate of Centex, and of Elcor Corporation.

      Paul T. Stoffel, 67, is Chairman of the Audit Committee of the Board and has been a director since 1968. For more than the past five years, Mr. Stoffel has been Chairman of Paul Stoffel Capital Corporation, which is actively engaged in both public and private investments, as his principal business. Mr. Stoffel was formerly Managing Director of PaineWebber, Inc. Investment Banking. Mr. Stoffel is also a director of Holly Corporation.

Directors Continuing in Office

      Term Expiring in 2002

      Barbara T. Alexander, 52, is Vice Chairman of the Audit Committee of the Board and has been a director since 1999. Since October 1999, Ms. Alexander has served as a Senior Advisor of UBS Warburg LLC and its predecessors (“UBSW”). Before that time, beginning in January 1992, she served as a Managing Director of UBSW, where she managed the Construction and Furnishings Group (North America) in the Corporate Finance Department. Prior to joining UBSW, Ms. Alexander was a managing director in the corporate finance department of Salomon Brothers. Ms. Alexander is past Chairman of the Board of the Joint Center for Housing Studies at Harvard University and is currently a member of the Board’s Executive Committee and an Executive Fellow of the Joint Center for Housing Studies at Harvard University. Ms. Alexander also serves as a director of Homestore.com, Inc. and CRH plc.

      Juan L. Elek, 57, is a member of the Director Nominating Committee of the Board and has been a director since 1995. Mr. Elek is founder and Co-Chairman of the Mexican investment banking firm of Elek, Moreno Valle y Asociados, where he has served since 1984. From 1978 through 1984, Mr. Elek held various positions with Banamex Financial Group, including Adjoining Managing Director and Head of International Banking.

      Paul R. Seegers, 71, is Chairman of the Executive Committee and Chairman of the Director Nominating Committee of the Board and has been a director since 1963. Mr. Seegers has been Chairman of the Executive Committee of Centex since July 1987. Mr. Seegers also held the office of the Chairman of the Board of Centex from July 1985 through July 1991, and the office of Chief Executive Officer from July 1985 through July 1988, Co-Chief Executive Officer from July 1978 through July 1985, and various other Centex executive offices since 1961.

      Term Expiring in 2003

      Dan W. Cook III, 66, is a member of the Compensation and Stock Option Committee of the Board and has been a director since 1993. Mr. Cook has been engaged in private investments as his principal business for more than the past five years. He was a Senior Director of Goldman, Sachs & Co. from 1999 to 2001, at which time he became a Retired Partner. From 1992 until 1999, Mr. Cook was a limited partner of The Goldman Sachs Group, L.P., and from 1977 until 1992, he was a general partner of Goldman, Sachs & Co. Mr. Cook is also a director of Brinker International, Inc.

      Laurence E. Hirsch, 55, is Chairman of the Board and Chief Executive Officer of Centex and is a member of the Executive Committee of the Board. Mr. Hirsch has been a director since 1985. Mr. Hirsch has served as Chief Executive Officer of Centex since July 1988 and as Chairman of the Board since July 1991, and he served as President from March 1985 to July 1991. Mr. Hirsch is also a member of the Board of Directors of Centex Construction Products, Inc., an affiliate of Centex, and served as Chairman of such Board from January 1994 through December 1997 and from July 1999 to the present. In addition, he serves as a director of Belo Corp. and Luminex Corporation, and as an advisory director of Heidelberger Zement AG.

      Charles H. Pistor, Jr., 70, is Chairman of the Compensation and Stock Option Committee and a member of the Director Nominating Committee of the Board and has been a director since 1987. Mr. Pistor was the Vice Chair and a Trustee of Southern Methodist University from October 1991 until his retirement in 1995. Mr. Pistor served as Chairman of the Board and Chief Executive Officer of NorthPark National Bank of Dallas from April 1988 to June 1990. Prior to that time, Mr. Pistor served as Vice Chairman of First RepublicBank Corporation from June 1987 and the Chairman of the Board and Chief Executive Officer of First RepublicBank Dallas, N.A. from April 1980 until his retirement in April 1988. Mr. Pistor also serves as a director of FORTUNE Brands, Inc. and Zale Corporation.

Board Meetings, Fees, Committees and Attendance Records

      During Centex’s fiscal year ended March 31, 2001, the Board held four regularly scheduled meetings. During such fiscal year each director attended all of the meetings of the Board and the Board committees on which he or she served.

      Board members who are not employees of Centex or any of its subsidiaries receive compensation in the amount of $110,000 per year, of which one-half must be received in the form of an option to purchase shares of Centex Common Stock. Each director may elect to receive all or a portion of the remaining $55,000 in cash or in an additional option to purchase shares of Centex Common Stock. Each non-employee Board member receives $1,500 per year for serving on a Board committee. All Board members are eligible to receive stock option grants and are reimbursed for reasonable expenses of attending meetings. See “Report of Compensation and Stock Option Committee on Executive Compensation — Long-term Compensation.”

      Mr. Seegers is paid $75,000 per year for his service as Chairman of the Executive Committee of the Board. As a former executive officer of Centex, Mr. Seegers continues to be eligible for and receives certain fringe benefits available to executives of Centex.

      Audit Committee

      The Board has an Audit Committee, composed of three directors who are not employees of Centex or any of its subsidiaries and are independent directors as defined by applicable New York Stock Exchange listing standards, that reviews the functions of Centex’s management and independent auditors pertaining to Centex’s financial statements and performs such other duties and functions as are deemed appropriate by the Audit Committee or the Board. During the last fiscal year, the Audit Committee met three times. All of the members attended all three meetings. Audit Committee members are paid a fee of $1,500 per year.

      The following are the key responsibilities of the Audit Committee:

•	recommending the appointment of independent auditors to the Board;

•	reviewing the scope of the independent auditors’ examination and the scope of activities of the internal audit department;

•	reviewing Centex’s basic systems of internal controls regarding auditing, accounting and legal compliance;

•	reviewing Centex’s audited financial statements and interim financial statements;

•	preparing a report for inclusion in Centex’s proxy statement regarding review of audited financial statements for the last fiscal year which includes a statement on whether it recommended that the Board include those financial statements in the Annual Report on Form 10-K (the Audit Committee’s report for fiscal year 2001 is reproduced below);

•	reviewing the duties and compensation of the independent auditors and the effect of any such compensation on the auditors’ independence, including a review of management consulting services provided by the independent auditors; and

•	reviewing and assessing the adequacy of the Audit Committee’s Charter annually and recommending revisions to the Board.

      The Audit Committee also reviews Centex’s corporate compliance program. The Audit Committee meets separately with the independent auditors and with members of the internal audit staff, outside the presence of Centex’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information. The Audit Committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors.

Report of Audit Committee

To the Board of Directors of Centex Corporation:

      We have reviewed and discussed with management Centex Corporation’s audited financial statements as of and for the year ended March 31, 2001.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Centex Corporation and its affiliates is compatible with the auditors’ independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Centex Corporation’s Annual Report on Form 10-K for the year ended March 31, 2001.

Audit Committee of the Centex Corporation Board of Directors

Paul T. Stoffel, Chairman
Barbara T. Alexander
Clint W. Murchison, III

May 16, 2001

      Director Nominating Committee

      The Board has a Director Nominating Committee that is responsible for nominating individuals for consideration as directors of Centex. The Director Nominating Committee will consider nominees recommended by Centex Stockholders in a letter addressed to the Secretary at the executive offices of Centex in Dallas, Texas and setting forth: (i) the name and address of such stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that such stockholder is a holder of record of stock of Centex entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the letter; (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”) had each nominee been nominated by the Board; and (v) the consent of each nominee to serve as a director of Centex if so elected. Any such letter must be received by Centex not later than April 26, 2002 for consideration at the 2002 annual meeting. During the last fiscal year, the Director Nominating Committee held one meeting that was attended by all members. Each member of the Director Nominating Committee who is not an employee of Centex or any of its subsidiaries receives a fee of $1,500 per year for serving on the committee.

      Compensation and Stock Option Committee

      The Compensation and Stock Option Committee (the “Compensation Committee”) is composed of directors who are “non-employee directors” as defined by Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee recommends to the Board the base salaries and incentive bonuses of the executive officers of Centex and administers the Centex Corporation Amended and Restated 1987 Stock Option Plan (the “1987 Plan”), the Fourth Amended and Restated 1998 Centex Corporation Employee Non-qualified Stock Option Plan (the “1998 Plan”) and, if approved, the Stock Plan and the Incentive Compensation Plan. The Compensation Committee is authorized to grant options to acquire Centex Common Stock under the 1998 Plan and, if approved, under the Stock Plan. Stock option grants under the 1998 Plan are not available to any person who is an officer or director of Centex, any “officer” of Centex as defined by Rule 16a-1(f) promulgated under the Exchange Act, and any “covered employee” of Centex as defined by Section 162(m)(3) of the Internal Revenue Code (the “Code”); however, grants to such persons are authorized under the Stock Plan. As of May 19, 2001, no new option grants or awards of restricted stock could be made under the 1987 Plan. During the last fiscal year, the Compensation Committee held two meetings that were attended by all members. In addition, the Compensation Committee acted by unanimous written consent in lieu of meeting twelve times during fiscal year 2001. Compensation Committee members are paid a fee of $1,500 per year.

ITEM 2. PROPOSAL TO APPROVE AND ADOPT THE CENTEX CORPORATION 2001 STOCK PLAN

      The Board has adopted the Stock Plan subject to approval by Centex Stockholders at the Annual Meeting. The purpose of the Stock Plan is to assist Centex in attracting and retaining as officers and other key employees of Centex and its affiliates, and as directors of Centex, individuals of training, experience and ability and to furnish additional incentive to such individuals by encouraging them to become owners of Centex Common Stock. Under Section 162(m) of the Code, approval of the Stock Plan by Centex Stockholders is required to enable Centex to obtain a deduction for grants of options and awards of Restricted Stock under the Stock Plan to executive officers whose compensation for the taxable year is in excess of $1,000,000.

Reasons for the Stock Plan

      The Board believes that the success of Centex is greatly dependent on its ability to attract and retain individuals of outstanding ability who are motivated to exert their best efforts on behalf of Centex and its affiliates. The Board has found that Centex’s stock option program has been highly effective in achieving that goal and has concluded that the stock option program should be continued. The Board has also concluded that the number of shares currently available for the grant of stock options by Centex is inadequate to achieve the purposes of Centex’s stock option program.

Summary of the Stock Plan

      The principal provisions of the Stock Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Stock Plan, which is set forth as Appendix A to this Proxy Statement. Stockholders are encouraged to read the Stock Plan in its entirety.

      Under the Stock Plan, a maximum of 1,750,000 shares of Centex Common Stock may be subject to grants of options or awards of Restricted Stock (as such term is defined below) to certain officers, directors and key employees of Centex, provided that no more than 175,000 of such shares will be subject to awards of Restricted Stock. Options granted under the Stock Plan will be non-qualified options, which do not satisfy the requirements of Section 422 of the Code. No person may be granted options under the Stock Plan for more than 250,000 shares of Centex Common Stock in any one-year period. Shares of Centex Common Stock covered by options that terminate or are canceled prior to exercise and shares of Restricted Stock returned to Centex will again be available for grants of options and awards of Restricted Stock. Also, if the option price or any applicable tax withholding obligation payable upon exercise of an option is satisfied by the tender or withholding of shares of Centex Common Stock, the number of shares so tendered or withheld will be eligible for grants of options and awards of Restricted Stock under the Stock Plan. The option price may not be less than 100 percent of the fair market value of Centex Common Stock at the time of grant. The last reported sale price of Centex Common Stock on the New York Stock Exchange on May 31, 2001 was $37.28 per share.

      The Compensation Committee, which by definition must be comprised solely of two or more “non-employee directors” under Rule 16b-3(b)(3) of the Exchange Act, has full and exclusive authority to administer the Stock Plan and to take all actions specifically contemplated thereby or necessary or appropriate in connection with the administration thereof. The Compensation Committee will select the eligible individuals who will receive options or awards of Restricted Stock under the Stock Plan. The estimated total number of employees eligible to participate in the Stock Plan is 150. The Compensation Committee will also determine the grants of options and awards of Restricted Stock, the terms of the options and awards (to the extent not prescribed in the Stock Plan) and the interpretation of the options and awards. The Compensation Committee may provide for the extension of the exercisability of an option, accelerate the vesting or exercisability of an option or Restricted Stock award, eliminate or make less restrictive any restrictions applicable to an option or Restricted Stock award, waive any restriction or other provision of the Stock Plan or an option or Restricted Stock award, or otherwise amend or modify an option or Restricted Stock award in any manner that is either not adverse to the optionee or holder of Restricted Stock to whom such option or Restricted Stock was granted or is consented to by the optionee or holder of Restricted Stock. Except to the extent resulting from application of the antidilution provisions of the Stock Plan described below, however, after an option has been awarded, the price at which shares of Centex Common Stock may be purchased upon exercise of such option may not be amended, and no option may be granted in exchange for a previously granted option if the exercise price of such previously granted option is greater than the exercise price of such replacement option. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Stock Plan or in any award in the manner and to the extent the Compensation Committee deems necessary or desirable to further the purposes of the Stock Plan. The Stock Plan provides that any decision of the Compensation Committee in the interpretation and administration of the Stock Plan is final, conclusive and binding on all parties concerned.

      Generally, a person receiving an option will not be taxed upon grant, but will be taxed at ordinary federal income tax rates on the difference between the option price and the fair market value of Centex Common Stock at the time of exercise, and Centex will receive a federal income tax deduction in the tax year in which exercised, in the same amount as the amount which such person must recognize as taxable income.

      Options will become exercisable at such time or times not more than seven years from the date of grant as may be provided by their terms. The Compensation Committee may, however, accelerate the time at which an option is exercisable without regard to its terms. Generally, all rights to exercise an option terminate within four months after the date the optionee ceases to be an employee of Centex or any affiliate of Centex, or ceases to be a director, for any reason other than death or disability. In the event of an optionee’s death, an option will terminate fifteen months thereafter. In the event of an optionee’s disability and resulting termination of employment, an option will terminate six months after such optionee’s employment termination date. However, if an option is held by a director who, on the date he or she ceases to be a director (and, if also an employee, ceases to be an employee), has at least ten years of service as a director with Centex, then all shares subject to such option will vest on the date the director ceases to be a director, and all rights to exercise such option will terminate three years thereafter. Also, if an option is held by a director who, on the date he or she ceases to be a director (and, if also an employee, ceases to be an employee), has less than ten years of service as a director with Centex, then all shares subject to such option will continue to vest in accordance with its terms for a period of three years following such date, and all rights to exercise such option will terminate three years after such date.

      The Compensation Committee may, in its discretion, grant a new option or amend an outstanding option to provide an extended period of time during which an optionee can exercise such option to the maximum permissible exercise period (seven years from the original grant date) for which such option would have been exercisable in the absence of the optionee’s ceasing to be an employee of Centex and its affiliates or ceasing to be a director of Centex. In no case may any option be exercised later than seven years from the date of grant. If the employment of the optionee or the optionee’s service as a director is terminated for cause, the option shall thereafter be null and void for all purposes.

      Unless otherwise determined by the Compensation Committee and provided in the agreement evidencing an option, no option will be transferable except by will or the laws of descent and distribution, and during the lifetime of the optionee the option may be exercised only by the optionee or the optionee’s guardian or legal representative. The exercise price of options may be paid in cash, by check or wire transfer or, with the consent of the Compensation Committee, by delivery of shares of Centex Common Stock, including actual or deemed multiple exchanges of shares. Centex may satisfy its tax withholding obligations by retaining shares of the Centex Common Stock that would otherwise be issuable on exercise by an optionee or deliverable upon vesting of an award of Restricted Stock.

      The Stock Plan contains antidilution provisions applicable in the event of a change in the number of outstanding shares of Centex Common Stock as a result of a subdivision or consolidation of outstanding shares, declaration of a dividend payable in shares or other stock split, in which event appropriate adjustments may be made in the maximum number of shares subject to the Stock Plan, the number of shares and option prices under then outstanding options, the number of shares of Restricted Stock previously awarded under the Stock Plan and the number of shares that may be granted to any person in any one-year period under the Stock Plan. Similar adjustments will also be made in the event of any other recapitalization or capital reorganization of Centex, any consolidation or merger of Centex with another corporation or entity, the adoption by Centex of any plan of exchange affecting the shares of Centex Common Stock or any distribution to Centex Stockholders of securities or property (other than normal cash dividends or dividends payable in shares of Centex Common Stock), to the extent necessary to preserve, without exceeding, the value of then outstanding options and shares of Restricted Stock. In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Compensation Committee is authorized to issue new options or shares of Restricted Stock as it determines is appropriate in substitution for, or to reflect the assumption of, any other option, restricted stock grant or other award, whether or not awarded under the Stock Plan.

      In addition, in the case of a dissolution or liquidation of Centex, a merger or consolidation in which Centex is not the surviving corporation or a change in control (as defined in the Stock Plan), every option then outstanding will vest and become exercisable in full and every restriction with respect to outstanding shares of Restricted Stock will terminate immediately prior to such dissolution, liquidation, merger, consolidation or change in control, to the extent not theretofore exercisable or free of restrictions, without regard to any limits on exercisability or any restrictions contained in the agreements evidencing such options or Restricted Stock awards, but only if such options have not yet expired or been terminated or such shares of Restricted Stock have not yet been canceled or forfeited. The accelerated vesting and exercisability upon a change in control could be considered as having an anti-takeover effect. However, because the Stock Plan was adopted for the purposes and reasons discussed above and not for any perceived anti-takeover benefit, and because the maximum number of shares available under the Stock Plan (1,750,000) would be insignificant compared to the total number of Centex’s authorized shares (105,000,000), the Board of Directors believes that this provision should not be considered as having any anti-takeover effect.

      Moreover, in the event of such an above-referenced dissolution, liquidation, merger, consolidation or change in control, the Board may completely satisfy all obligations of Centex and its affiliates with respect to any options or shares of Restricted Stock outstanding on the date of such event and cancel such options or shares of Restricted Stock by delivering cash to the optionee or holder of Restricted Stock in an amount equal to (i) in the case of options, the difference between the aggregate exercise price for shares under the option and the fair market value of such shares on the date of such event, or (ii) in the case of Restricted Stock, the fair market value of such shares on the date of such event.

      The Board may, at any time, amend, suspend or terminate the Stock Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. However, no amendment or alteration that would adversely affect the rights of any holder of an option or Restricted Stock under any award previously granted to such person may be made without the consent of such person. Also, after the Stock Plan has been approved by Centex Stockholders, the Board may not amend the Stock Plan to increase the maximum number of shares of Centex Common Stock subject thereto or decrease the option price below 100 percent of the fair market value at the time of grant without approval of the Centex Stockholders.

      The Stock Plan also provides that Restricted Stock (up to 175,000 shares) may be awarded by the Compensation Committee to such eligible recipients as it may determine from time to time. The eligible recipients are those individuals who are eligible for option grants. As used in the Stock Plan, “Restricted Stock” means Centex Common Stock that does not irrevocably vest in the holder or may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the terms and conditions set by the Compensation Committee (which terms and conditions may include, among other things, the achievement of specific goals) have been satisfied (the “Restricted Period”). During the Restricted Period, unless specifically provided otherwise in accordance with the terms of the Stock Plan, the recipient of Restricted Stock would be the record owner of such shares and have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares.

      The Compensation Committee may determine that an award of Restricted Stock will be subject to restriction until one or more pre-established, objective performance goals established by the Compensation Committee have been achieved. With respect to any such award, the restrictions will lapse and the award will vest only upon achievement of the goals. A performance goal may be based on one or more business criteria that apply to the recipient, one or more business units of Centex or Centex as a whole, and may include one or more of the following criteria: operating income, operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), pre-tax income, net income, net earnings per share, net earnings per share growth, return on beginning stockholders’ equity, return on average net assets, total shareholder return relative to other companies in a relevant industry group, debt/capitalization ratio and customer satisfaction. A performance goal need not be based upon an increase or positive result under a particular business criterion but may include, for example, maintaining the status quo or limiting economic losses, as measured by reference to such criterion. Performance goals must be established prior to the earlier to occur of 90 days after the commencement of the period of service to which the goals relate and the lapse of 25% of the period of service. Prior to the lapse of any applicable restrictions and the vesting of any award based on the achievement of performance goals, the Compensation Committee must determine that the applicable performance goals were, in fact, satisfied. No individual may be awarded Restricted Stock subject to performance goals designed to comply with Section 162(m) of the Code having a value of more than $2,500,000 in any given one-year period.

      The Stock Plan provides that the Compensation Committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to all or any of the shares of Restricted Stock awarded to an individual on such terms and conditions as the Compensation Committee may deem appropriate. Except as otherwise provided in the applicable Restricted Stock award agreement, if during the Restricted Period an individual to whom Restricted Stock has been awarded ceases to be an employee of Centex and its affiliates or ceases to be a director of Centex for any reason, any Restricted Stock remaining subject to restrictions will be forfeited by the individual and transferred at no cost to Centex unless otherwise determined by the Compensation Committee. As noted above, however, the Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the Restricted Period, including the cancellation of restrictions in connection with certain types of termination of employment.

      The recipient of Restricted Stock will be taxed on his or her receipt of Restricted Stock at the first time the shares of Centex Common Stock become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. At such time, the recipient will include in gross income the excess of the then fair market value of the Restricted Stock (determined without regard to any restriction other than a restriction which by its terms will never lapse) over the amount, if any, paid for such stock. However, a recipient of Restricted Stock can elect to include the Restricted Stock in the recipient’s gross income for the taxable year in which the recipient first receives such stock by filing an election with the IRS under Section 83(b) of the Code within 30 days after the date of such receipt. Subject to Section 162(m) of the Code, Centex will be entitled to a federal income tax deduction in the tax year in which the Restricted Stock becomes taxable to the recipient. The deduction will equal the amount the recipient must include in income.

Summary of Options and Restricted Stock as of May 31, 2001

      The following table sets forth certain information regarding shares of Centex Common Stock subject to grants of options and awards of Restricted Stock as of May 31, 2001.

Granted but Unexercised Shares Options	8,166,979

Weighted Average Exercise Price	$30.38

Remaining Life in Years	7.2

Restricted Stock	70,000

Shares Available for Future Option Grants under the 1998 Plan	730,203

Recommendation and Required Affirmative Vote

      The Board unanimously recommends that Centex Stockholders approve and adopt the Stock Plan. The affirmative vote of holders of a majority of the outstanding shares of Centex Common Stock entitled to vote thereon at the Annual Meeting is required in order to approve and adopt the Stock Plan. If the requisite vote of Centex Stockholders is not obtained, the Stock Plan and any options granted thereunder will become null and void. Unless indicated to the contrary, the enclosed proxy will be voted FOR the Stock Plan.

ITEM 3.	PROPOSAL TO APPROVE AND ADOPT THE CENTEX CORPORATION ANNUAL INCENTIVE COMPENSATION PLAN

      The Board has adopted the Incentive Compensation Plan subject to approval by Centex Stockholders at the Annual Meeting. The Incentive Compensation Plan is designed to incentivize certain executive officers of Centex to make significant contributions to the overall performance and growth of Centex. Under Section 162(m) of the Code, approval of the Incentive Compensation Plan by Centex Stockholders is required to enable Centex to obtain a deduction for awards paid under the Incentive Compensation Plan to executive officers whose compensation for the taxable year is in excess of $1,000,000.

Summary of the Incentive Compensation Plan

      The principal provisions of the Incentive Compensation Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Incentive Compensation Plan, which is set forth as Appendix B to this Proxy Statement. Stockholders are encouraged to read the Incentive Compensation Plan in its entirety.

      The Incentive Compensation Plan is designed to align the interests of executive officers with those of Centex Stockholders and to facilitate attracting and retaining employees of exceptional ability. The Compensation Committee of the Board will determine which executive officers are eligible to participate in the Incentive Compensation Plan and will set the range of awards thereunder for each participant. Under the Incentive Compensation Plan, awards are made to each participant based upon the achievement of specified objective performance goals by the participant, by Centex or one of its affiliates, or by one or more business units of Centex or one of its affiliates, and using one or more of the following criteria: operating income, operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), pre-tax income, net income, net earnings per share, net earnings per share growth, return on beginning stockholders equity, return on average net assets, total shareholder return relative to other companies in Centex’s industry groups, debt/capitalization ratio and customer satisfaction. The Compensation Committee will annually designate the performance criteria for the upcoming fiscal year and the potential award for each participant. Performance goals must be established by the Compensation Committee prior to the earlier to occur of 90 days after the commencement of the period of service to which the performance goals relate and the lapse of 25% of the period of service. A performance goal need not be based upon an increase or positive result under a particular business criterion but may include, for example, maintaining the status quo or limiting economic losses, as measured by reference to such criterion.

      The actual award paid to a participant will be a multiple of base salary determined by the participant’s level of achievement of the objective performance goals established for that participant, ranging from a multiple of zero if the performance goals are not achieved up to the maximum multiples described in the table below if the goals are achieved or exceeded, but in no event more than $6,000,000 in any given fiscal year. The maximum potential award to any one participant for fiscal year 2002 would be $5,100,000, which is the maximum potential award to the Chairman and Chief Executive Officer and is a multiple of six times his current base salary. The following table describes the minimum and maximum amounts that could be approved for the executive officer positions for any fiscal year, subject to the overall maximum limit described above.

Range of Award as a
Participant	Multiple of Base Salary

Chairman of the Board and Chief Executive Officer	0 - 6

Vice Chairman of the Board	0 - 5

President and Chief Operating Officer*	0 - 5

Executive Vice Presidents	0 - 4.8

*	This office and the office of Chairman and Chief Executive Officer are currently held by the same individual, so the maximum award is a base salary multiple of six.

      Payment of any award earned will be made to the participant following the conclusion of the fiscal year in question upon the condition that the performance goal or goals specified in the relevant award agreement have been achieved and the Compensation Committee has reviewed and approved the award. As provided in the Incentive Compensation Plan, certain events including change in control events can provide an earlier determination and payment date of an award.

Recommendation and Required Affirmative Vote

      The Board unanimously recommends that Centex Stockholders approve and adopt the Incentive Compensation Plan. The affirmative vote of holders of a majority of the outstanding shares of Centex Common Stock entitled to vote thereon at the Annual Meeting is required in order to approve and adopt the Incentive Compensation Plan. If the requisite vote of Centex Stockholders is not obtained, the Incentive Compensation Plan and any awards made thereunder will become null and void. Unless indicated to the contrary, the enclosed proxy will be voted FOR the Incentive Compensation Plan.

EXECUTIVE COMPENSATION

      The following table sets forth the cash and noncash compensation for each of the last three fiscal years (or such shorter period of time during which such person was an officer) awarded to or earned by the Chief Executive Officer of Centex and the four other most highly compensated executive officers of Centex.

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards

					Restricted	Securities		All Other
Name and	Fiscal				Stock	Underlying		Compensa-
Principal Position	Year	Salary ($)	Bonus ($)(1)		Award(s)($)(2)	Options/SARs(#)		tion($)(3)

Laurence E. Hirsch,	2001	$800,000	$2,400,000	(4)	$984,000	216,000	(5)	$78,083
Chairman of the Board	2000	725,000	2,100,000		—	216,000		70,567
and Chief Executive Officer	1999	650,000	1,800,000		—	216,000		64,900

David W. Quinn,	2001	$675,000	$2,700,000	(6)	$787,200	—		$65,563
Vice Chairman of the Board			1,680,000	(6),(7)
	2000	600,000	1,800,000		—	168,000		58,672
	1999	550,000	1,500,000		—	168,000		54,874

Leldon E. Echols,(8)	2001	$375,000	$900,000		—	150,000	(5)	$26,250
Executive Vice President and Chief Financial Officer

Timothy R. Eller,	2001	$625,000	$3,124,000		$984,000	183,300	(5)	$59,442
Executive Vice President	2000	500,000	2,000,000		—	155,000		48,050
	1999	420,000	1,344,400		—	160,000		42,047

Raymond G. Smerge,	2001	$342,000	$700,000		—	72,000	(5)	$33,891
Executive Vice President,	2000	325,000	650,000		—	72,000		31,725
Chief Legal Officer, General Counsel and Secretary	1999	290,000	600,000		—	72,000		29,110

(1)	Cash bonuses for services rendered in fiscal years 2001, 2000 and 1999 have been listed in the year earned but are paid during the following fiscal year, except as otherwise noted.

(2)	At March 31, 2001, no restricted shares of Centex Common Stock were outstanding. Effective April 3, 2001, awards of restricted shares of Centex Common Stock were granted to each of Messrs. Hirsch, Quinn and Eller under the 1987 Plan. The award to each of Messrs. Hirsch and Eller consisted of 25,000 restricted shares, and the award to Mr. Quinn consisted of 20,000 restricted shares. The value of the awards is calculated based on the closing price for shares of Centex Common Stock on the New York Stock Exchange on the date of award. The recipients are entitled to receive dividends on these shares and have the right to vote the shares.

(3)	The compensation reported represents Centex contributions to, and forfeitures allocated to, the account of the recipient under the Profit Sharing Plan and contributions to the account of the recipient pursuant to the Centex Corporation Amended and Restated Supplemental Executive Retirement Plan (the “SERP”), an unfunded, non-qualified plan for certain executives of Centex. See “Report of Compensation and Stock Option Committee on Executive Compensation.” All of such amounts are fully vested in the recipient unless otherwise noted. The compensation for the named executive officers, other than Mr. Echols, for fiscal years 2001, 2000 and 1999, respectively, includes contributions accrued pursuant to the Profit Sharing Plan in the following amounts: Mr. Hirsch –– $16,958, $15,942 and $15,900; Mr. Quinn –– $16,938, $15,922 and $15,874; Mr. Eller –– $17,067, $16,050 and $16,047; and Mr. Smerge –– $17,116, $16,100 and $16,110. The compensation for the named executive officers, other than Mr. Echols, for fiscal years 2001, 2000 and 1999, respectively, also includes contributions accrued pursuant to the SERP in the following amounts: Mr. Hirsch –– $61,125, $54,625 and $49,000; Mr. Quinn –– $48,625, $42,750 and $39,000; Mr. Eller –– $42,375, $32,000, and $26,000; and Mr. Smerge –– $16,775, $15,625 and $13,000. For fiscal year 2001, a SERP contribution was accrued for the account of Mr. Echols in the amount of $26,250, of which he is not vested.

(4)	This cash bonus could have been $3,400,000, but Centex and Mr. Hirsch agreed instead for Centex to endow a scholarship fund for children of Centex employees (other than highly compensated employees) in the amount of $1,000,000.

(5)	Options were granted effective April 3, 2001, but are included for fiscal year 2001 because the grants related to performance goals achieved during fiscal year 2001, except for one option covering 75,000 shares granted to Mr. Echols on his first date of employment.

(6)	Payment of this amount will be deferred until April 4, 2002, during which time interest will accrue at the rate of 7% per annum. On April 4, 2002, Centex will commence making monthly principal and interest payments in an amount sufficient to amortize the outstanding balance of the deferred amount and all interest accrued thereon over a period of five years. All amounts owing by Centex to Mr. Quinn pursuant to this deferral arrangement shall represent general, unsecured and unfunded obligations of Centex.

(7)	Amount represents a $1,680,000 deferred payment in lieu of a grant of options for fiscal year 2001, calculated on the basis of $10 for each of the 168,000 shares of Centex Common Stock that Mr. Quinn would otherwise have been granted an option to acquire.

(8)	Mr. Echols was employed by Centex during fiscal year 2001, starting his employment as of June 1, 2000.

Option/SAR Grants in Last Fiscal Year(1)

							Potential Realizable
							Value at Assumed
							Annual Rates of Stock
							Price Appreciation for
Individual Grants(2)							Option Term

	Number of		% of Total
	Securities		Options/SARs
	Underlying		Granted to	Exercise
	Options/SARs		Employees	Price		Expiration
Name	Granted (#)		in Fiscal Year	($/Sh)(3)		Date	5% ($)	10% ($)

Laurence E. Hirsch	216,000		11.7%	$39.36		4/2/08	$3,461,070	$8,065,765

David W. Quinn(4)	—		—	—		—	—	—

Leldon E. Echols	75,000	(5)	4.1%	21.31	(6)	5/31/10	1,005,249	2,547,498
	75,000		4.1%	39.36		4/2/08	1,201,760	2,800,613

Timothy R. Eller	183,300		9.9%	39.36		4/2/08	2,937,103	6,844,698

Raymond G. Smerge	72,000		3.9%	39.36		4/2/08	1,153,690	2,688,588

(1)	Amounts set forth in the table reflect the number and value of shares and options only. Centex has issued no stock appreciation rights (“SARs”).

(2)	Except as otherwise noted, these options were granted effective April 3, 2001 but are included for fiscal year 2001 because the grants related to performance goals achieved during fiscal year 2001. Accordingly, information regarding options granted effective April 1, 2000 relating to performance goals achieved for fiscal year 2000 (which were disclosed in Centex’s 2000 proxy statement under “Option/SAR Grants in Last Fiscal Year”) is not included.

(3)	Except as otherwise noted, these options were granted under the 1987 Plan at $39.36 per share, the fair market value on the date of grant. The exercise price is equal to the closing trading price of Centex Common Stock on April 3, 2001. These options are exercisable 25% on the date of the grant and 25% on the first three anniversary dates of the grant.

(4)	Mr. Quinn received a deferred payment in lieu of a grant of options for fiscal year 2001. See footnote (6) to “Summary Compensation Table.”

(5)	This option was granted effective June 1, 2000, Mr. Echols’ first date of employment.

(6)	This option was granted under the 1987 Plan at $21.31 per share, the fair market value on the date of grant. The exercise price is equal to the closing trading price of Centex Common Stock on June 1, 2000. This option is exercisable 20% on the first five anniversary dates of the grant.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values(1)

				Number of Securities
				Underlying Unexercised			Value of Unexercised
				Options/SARs			In-the-Money Options/SARs
				at Fiscal Year-End (#)(2)			at Fiscal Year-End ($)(3)

	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)		Exercisable		Unexercisable	Exercisable(4)	Unexercisable(5)

Laurence E. Hirsch	—	$—		429,840	(6)	647,460	$7,176,044	$5,984,546

David W. Quinn	79,600	2,490,759		354,720		335,580	6,146,702	4,654,647

Leldon E. Echols	—	—		—		150,000	—	1,525,313

Timothy R. Eller	—	—		239,000		479,300	3,345,000	3,873,450

Raymond G. Smerge	35,000	962,063	(7)	108,280		215,820	1,520,252	1,994,849

(1)	Amounts set forth in the table reflect the number and value of shares and options only. Centex has issued no SARs.

(2)	Includes options listed as unexercisable that were granted effective April 3, 2001 based upon the achievement of performance goals for fiscal year 2001. See “Option/SAR Grants in Last Fiscal Year.”

(3)	Represents the difference between the closing price of Centex Common Stock on March 31, 2001 of $41.65 per share and the exercise price of such options and includes, if applicable, cash bonuses payable in connection with the exercise of such options at the time of exercise as described in footnotes (4) and (5) below.

(4)	Amounts include the following cash bonuses payable in connection with the exercise of certain stock options at the time of exercise: Mr. Hirsch –– $1,428,149; Mr. Quinn –– $1,110,782; Mr. Eller –– $993,600; and Mr. Smerge –– $447,350.

(5)	Amounts include the following cash bonuses payable in connection with the exercise of certain stock options at the time of exercise: Mr. Hirsch –– $893,797; Mr. Quinn –– $695,176; Mr. Eller –– $646,000; and Mr. Smerge –– $297,932.

(6)	Does not include 400,000 shares of Centex Common Stock issuable to Mr. Hirsch upon conversion of a Centex debenture in the principal amount of $2,100,000. See “Certain Transactions.”

(7)	Amount includes a $28,700 cash bonus paid to Mr. Smerge upon the exercise of a certain stock option.

Compensation and Stock Option Committee Interlocks and Insider Participation in Compensation Decisions

      None of Centex’s directors, officers or employees has any relationship requiring disclosure under Item 402(j) of Regulation S-K.

Report of Compensation and Stock Option Committee on Executive Compensation

      The Compensation Committee provides advice and recommendations to the Board concerning the salaries and bonuses of the executive officers of Centex. The Board approves those salaries and bonuses. The Compensation Committee also administers Centex’s stock option plans and incentive compensation plan, and is authorized under such plans to grant options to directors, officers and other key employees of Centex and its subsidiaries, to grant incentive compensation awards to executive officers of Centex and to make awards of restricted stock to directors, officers and other key employees of Centex. The Compensation Committee is comprised of three independent, non-employee directors. This report describes the policies and principles that shape the structure of Centex’s executive compensation program.

      Centex’s executive compensation program is structured to achieve the following objectives:

•	to attract, retain and motivate highly qualified, energetic and talented executives;

•	to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

      To achieve its compensation objectives, Centex has structured an executive compensation program using a combination of short-term and long-term elements: (i) annual salary, (ii) annual bonus and (iii) long-term incentive compensation in the form of stock options and, in some cases, performance-based bonuses and awards of restricted stock. In addition, the executive officers of Centex are eligible to receive other benefits, such as medical benefits and Profit Sharing Plan contributions, that are generally available to employees of Centex and contributions under Centex’s SERP that are accrued for the named executive officers and certain other Centex executives.

      In structuring the specific components of executive compensation, Centex is guided by the following principles:

•	annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and types of companies that engage in one or more of the principal businesses in which Centex engages;

•	bonus payments should vary with the individual’s performance and Centex’s financial performance; and

•	a significant portion of compensation should be in the form of long-term incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained company performance and the achievement of Centex’s strategic objectives.

      Base Salary

      The Compensation Committee is responsible for recommending the base salary levels for the named executive officers. In developing salary amounts for fiscal year 2001, the Compensation Committee reviewed the salaries for similar positions in similarly-sized companies that engage in one or more of the principal businesses of Centex: homebuilding, mortgage banking, contracting and construction services, and building materials. Included within the survey were those companies (other than Centex) that comprise the S&P Home Building Index in the “Performance Graph” below. The Compensation Committee confirmed that the base salaries of the named executive officers were consistent with its objective of setting base salaries within reasonable ranges for similar positions in competitive companies. In setting base salary levels, the Compensation Committee also considers the executive’s experience level and potential for significant contributions to Centex’s profitability.

      Incentive Bonus

      The Compensation Committee is also responsible for developing recommendations for the incentive bonuses awarded to the named executive officers at the end of each fiscal year. The annual incentive bonus program for the executive officers has been structured to create financial incentives and rewards that are directly related to corporate performance during the fiscal year. In particular, the Compensation Committee weighs heavily certain financial measurements that are directly related to stockholder returns such as net earnings, earnings growth and return on equity. The Compensation Committee also considers the contribution of each individual executive officer to Centex’s performance and to its strategic position. Mr. Eller’s bonus is directly tied to Centex Homes’ operating margin, return on average net assets and customer satisfaction.

      Long-term Compensation

      A key component of Centex’s long-term compensation program is the grant of stock options. The existing stock option program of Centex, which is subject to annual review and may be revised or superseded in the future, is designed to provide incentive to the participants under such program, which includes each named executive officer of Centex, to focus on maximizing Centex’s return to stockholders and to plan and prepare properly for Centex’s future. Under this program, options are to be granted to participants if in the preceding fiscal year Centex achieved specified objective performance goals and the individual participant achieved specified subjective performance goals. Each individual participant is allocated a potential number of shares, a percentage of which may be granted if the objective and subjective performance goals are met. Under the program, the objective portion constitutes at least 75% of each participant’s potential award (the “Potential Objective Award”) and is based upon Centex’s return on beginning stockholders’ equity. Options are granted under the objective portion of the program only if Centex’s return on beginning stockholders’ equity is at least 12%. The Potential Objective Award ranges from 35% of a participant’s Potential Objective Award (if Centex’s return on beginning stockholders’ equity was 12%) to 120% of a participant’s Potential Objective Award (if Centex’s return on beginning stockholders’ equity equals or exceeds 17%). Once granted, options vest 25% on the date of grant and 25% on each of the first three anniversary dates of the grant. The maximum potential annual option award (at 120%) for each named executive officer is as follows: Mr. Hirsch –– 216,000 shares; Mr. Quinn –– 168,000 shares; Mr. Echols –– 75,000 shares; and Mr. Smerge –– 72,000 shares. As an employee of Centex Homes, Mr. Eller participates in the Centex Homes incentive program, which is similar in structure, but which bases option grants upon the achievement of margin, return on net assets and customer satisfaction goals. For information regarding the grant of options based upon Centex’s fiscal year 2001 performance, see the “Option/SAR Grants in Last Fiscal Year” table above. Since fiscal year 1992, all of the stock options granted by the Compensation Committee to named executive officers of Centex have been granted under performance programs, except for the stock option granted to Mr. Echols in June 2000.

      In prior fiscal years Centex has also granted bonuses based upon the previous fiscal year’s performance to certain of its officers and key employees. The last fiscal year for which such bonuses were granted was fiscal year 1998. Generally, these bonuses are stated in per share amounts, vest similarly to the shares covered by the options granted in the same fiscal year and are disclosed with respect to each named executive officer in the footnotes to the “Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values” table above. The vested amounts of most performance-based bonuses are payable at such time and to the extent that a recipient exercises an option that was granted based upon the achievement of performance goals. Centex did not grant any such performance bonuses for fiscal years 2001, 2000 or 1999.

      In fiscal year 1995, the Board approved the SERP for certain employees participating in the Profit Sharing Plan. Pursuant to the Code, the Internal Revenue Service sets a limit (currently $170,000) on the amount of annual compensation that may be considered in determining, for the account of an eligible participant, Centex’s contribution to the Profit Sharing Plan. The SERP was established to eliminate the adverse treatment that higher- salaried employees receive under such rule by funding balances for each participant in an amount equal to the additional contribution that he or she would have received under the Profit Sharing Plan had 100% of his or her annual salary been eligible for a profit sharing contribution. Contributions accrued under the SERP for the benefit of the named executive officers vest under the same terms and conditions as the Profit Sharing Plan. Bonuses paid to participants are not included in making calculations for contributions made or accrued to recipients’ accounts under either the Profit Sharing Plan or the SERP.

      CEO Compensation

      The Chief Executive Officer of Centex participates in the same compensation programs as the other executive officers with each component of his compensation determined by the Compensation Committee according to the same criteria. The base salary and bonus of the Chief Executive Officer in effect for fiscal year 2001 were higher than fiscal year 2000, reflecting record net earnings, a return on beginning stockholders’ equity of just under 20%, an increase in the price of Centex Common Stock during the year of approximately 75%, and his leadership in developing Centex’s strategic and long-term planning.

Compensation and Stock Option Committee

Charles H. Pistor, Jr., Chairman
Dan W. Cook III
Clint W. Murchison, III

Performance Graph

      The following graph compares the yearly change in the cumulative total stockholder return on Centex Common Stock during the five fiscal years ended March 31, 2001 with the S&P 500 Index and the S&P Home Building Index. The comparison assumes $100 was invested on March 31, 1996 in Centex Common Stock and in each of the foregoing indices, and assumes reinvestment of dividends.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires Centex directors and executive officers, and persons who beneficially own more than 10% of a registered class of Centex’s equity securities, to file initial reports of ownership, reports of changes in ownership, and annual reports of ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish Centex with copies of all Section 16(a) forms that they file with the SEC.

      Based solely on its review of the copies of such forms received by it with respect to fiscal year 2001, or written representations from certain reporting persons, Centex believes that its directors and executive officers, and persons who beneficially own more than 10% of a registered class of Centex’s equity securities have complied with all filing requirements required by Section 16(a) for fiscal year 2001 applicable to such persons, except that one report of change in ownership relating to the purchase of shares of Centex Common Stock by the spouse of Paul T. Stoffel, a director of Centex, of which shares Mr. Stoffel has disclaimed beneficial ownership, was not filed on a timely basis.

CERTAIN TRANSACTIONS

      In 1991, the Board approved executive employment agreements with Messrs. Hirsch and Quinn. Each of these agreements provides for a term that at all times has a remainder of two years, for discretionary bonuses and certain other fringe benefits, for the payment of two years’ base salary from the date of termination if the executive’s employment is terminated for any reason other than cause and, if the executive voluntarily resigns within two years after the occurrence of a change in control of Centex, for the payment of two years’ base salary plus average bonuses from the date of termination. These agreements further provide for the following minimum annual base salaries, commencing April 1, 2001: Mr. Hirsch –– $850,000 and Mr. Quinn –– $715,000.

      Centex also entered into an executive employment agreement with Mr. Echols upon the commencement of his employment as of June 1, 2000. The terms of this agreement are generally comparable to those between Centex and Messrs. Hirsch and Quinn. The agreement provides for a minimum annual base salary of $475,000 commencing April 1, 2001.

      In May 1985 Centex approved the issuance and sale to Mr. Hirsch of a Centex debenture in the principal amount of $2,100,000. The debenture was to mature in March 1995. During that month, Centex and Mr. Hirsch amended the terms of the debenture to extend its maturity date form March 1995 to March 2000. During May 1999, Centex and Mr. Hirsch amended the terms of the debenture to extend its maturity date from March 2000 to March 2010. The debenture bears interest at a fluctuating rate equal to the lesser of the rate of interest on the bank loan described below or the highest lawful rate that Centex may pay. The debenture is subordinated to all senior debt of Centex and is convertible into 400,000 shares of Centex Common Stock at a price of $5.25 per share (the closing price of a share of Centex Common Stock on the New York Stock Exchange on May 6, 1985, as adjusted for the two-for-one stock splits of Centex Common Stock effected in August 1992 and March 1998). Centex guaranteed a bank loan made to Mr. Hirsch in an amount necessary to purchase the debenture. The loan term is five years, but is expected to be renewed on the same or substantially similar terms if, in March 2005, the debenture remains outstanding. The note evidencing Mr. Hirsch’s indebtedness made under this bank loan permits Mr. Hirsch to elect an interest rate from time to time equal to either the prime rate of Bank of America, N.A. or the London Interbank Offered Rate plus 1.5%.

      During fiscal year 2001, Centex Latin America, Inc., an indirect, wholly-owned subsidiary of Centex, sold all of its ownership interest in 900 Development Corporation, an indirect wholly-owned subsidiary of Centex, to Grupo Loma, S. A. de C.V., a Mexican corporation. 900 Development Corporation owned at the time of such sale a 30% interest in a Mexican company, Inverloma S. de R.L. de C.V. (“Inverloma”) which was organized in 1996 to acquire and develop approximately 70 acres of land in Mexico City, Mexico. Promotora Fincasa, F.A. (“Fincasa”), successor in interest to Whitecourt Investments, LTD, which is owned 27% by Juan L. Elek, a director of Centex, owned at the same time 20% of Inverloma, which it sold to Grupo Loma as well. The proceeds of such sale received by Centex Latin America, Inc. included cash, real estate and an interest in a joint venture. The consideration originally paid by 900 Development Corporation and Fincasa for their respective ownership interests, and the proceeds received by them upon the sale of such interests, corresponded to such parties’ ownership interests in Inverloma.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP acted as Centex’s independent public accountants for the fiscal year ended March 31, 2001 and has served as Centex’s independent public accountants since 1971. Centex’s independent public accountants are selected annually by the Board at its meeting held immediately following the annual meeting of stockholders. It is anticipated that the Board will select Arthur Andersen LLP as Centex’s independent public accountants for the current year.

      In addition to retaining Arthur Andersen LLP to audit Centex’s consolidated financial statements for fiscal year 2001, Centex and its affiliates retained Arthur Andersen LLP to provide various consulting and other services in fiscal year 2001 and expect to continue to do so in the future. The aggregate fees for the various professional services by Arthur Andersen LLP in fiscal year 2001 were:

•	Audit Fees: $1,068,200;

•	Financial Information Systems Design and Implementation Fees: None; and

•	All Other Fees: $1,047,296, which includes fees for tax compliance and consultation, accounting consultation, internal audit support and benefits plans audits.

      Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from Centex Stockholders.

STOCKHOLDER PROPOSALS

      Centex’s 2002 annual meeting of stockholders is scheduled to be held on July 25, 2002. In order to be considered for inclusion in Centex’s proxy material for that meeting, stockholder proposals must be received at Centex’s executive offices, addressed to the attention of the Secretary, not later than February 25, 2002.

      For any proposal that is not submitted for inclusion in Centex’s proxy material for the 2002 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits Centex’s management to exercise discretionary voting authority under proxies it solicits unless Centex is notified about the proposal on or before April 26, 2002, if the proposal relates to the nomination of one or more persons for election as a director, or on or before May 13, 2002, if the proposal relates to any other matter, and in each case if the stockholder satisfies the other requirements of Rule 14a-4(c). Centex’s Amended and Restated By-laws further provide that, to be considered at the 2002 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the executive offices of Centex no later than April 26, 2002, and must contain the information specified by and otherwise comply with Centex’s Amended and Restated By-laws. Any stockholder wishing to receive a copy of Centex’s Amended and Restated By-laws should direct a written request to the Secretary at Centex’s principal executive offices.

FORM 10-K

      Stockholders entitled to vote at the Annual Meeting may obtain a copy of Centex’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001, including the financial statements, required to be filed with the SEC, without charge, upon written or oral request to Centex Corporation, Attention: Raymond G. Smerge, Secretary, 2728 N. Harwood, Dallas, Texas 75201, (214) 981-5000.

By Order of the Board of Directors

RAYMOND G. SMERGE Executive Vice President, Chief Legal Officer, General Counsel and Secretary

Dallas, Texas
June 25, 2001

APPENDIX A

CENTEX CORPORATION

2001 STOCK PLAN

1.	Purpose

The purpose of the Plan is to assist the Company in attracting and retaining as officers and key employees of the Company and its Affiliates, and as Directors of the Company, individuals of training, experience and ability, and to furnish additional incentive to such individuals by encouraging them to become owners of Shares, by granting to such individuals Options or Restricted Stock.

2.	Definitions

Unless the context otherwise requires, the following words as used herein shall have the following meanings:

“Affiliate” — Any corporation or other entity that is a direct or indirect parent or subsidiary (including, without limitation, partnerships and limited liability companies) of the Company.

“Agreement” — The written agreement, whether delivered on paper or by electronic medium, between the Company and the Optionee or holder of Restricted Stock evidencing the Option or Restricted Stock granted by the Company, which shall be in such form and contain such provisions as the Committee may prescribe.

“Board” — The Board of Directors of the Company, as the same may be constituted from time to time.

“Code” — The Internal Revenue Code of 1986, as amended from time to time.

“Committee” — The Compensation and Stock Option Committee of the Board, composed solely of two or more Directors who are appointed by the Board from time to time and who satisfy the requirements of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, or any successor provision.

“Company” — Centex Corporation, a Nevada corporation.

“Director” — An individual who is a member of the Board.

“Disability” — Total and permanent disability as set forth in Section 22(e)(3) of the Code, or any successor provision.

“Fair Market Value” — The closing price per Share reported on the consolidated transaction reporting system for the New York Stock Exchange as of a particular date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was reported.

“Option” — A non-qualified option to purchase one or more Shares granted under and pursuant to the Plan. A non-qualified option does not satisfy the requirements of Section 422 of the Code, or any successor provision.

“Optionee” — An individual who has been granted an Option under the Plan.

“Plan” — This Centex Corporation 2001 Stock Plan.

“Restricted Stock” — Shares issued pursuant to Section 17 of the Plan.

“Share” — A share of the Company’s present twenty-five cents ($0.25) par value common stock and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or in exchange for each present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

3.	Administration

Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Option, accelerate the vesting or exercisability of an Option or Restricted Stock award, eliminate or make less restrictive any restrictions applicable to an Option or Restricted Stock award, waive any restriction or other provision of this Plan or an Option or Restricted Stock award or otherwise amend or modify an Option or Restricted Stock award in any manner that is either (i) not adverse to the Optionee or holder of Restricted Stock to whom such Option or Restricted Stock was granted or (ii) consented to by the Optionee or holder of Restricted Stock. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

4.	Shares Subject to Plan

(a)	A maximum of 1,750,000 Shares shall be subject to grants of Options or awards of Restricted Stock under the Plan; provided, however, that of such number of Shares, no more than 175,000 Shares shall be subject to awards of Restricted Stock; and provided further, that such maximum shall be increased or decreased as provided in Section 12 hereof. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company or any Affiliate.

(b)	At any time and from time to time after the Plan takes effect, the Committee, pursuant to the provisions herein set forth, may grant Options and award Restricted Stock until the maximum number of Shares shall be exhausted or the Plan shall be sooner terminated.

(c)	If any Option expires or is canceled without being fully exercised, or is settled in cash, or if any Restricted Stock previously awarded is reacquired by the Company, the number of Shares with respect to which such Option shall not have been exercised prior to its expiration or cancellation and the number of Shares of such Restricted Stock so reacquired may again be optioned or awarded pursuant to the provisions hereof.

(d)	If the option price or any applicable tax withholding obligation payable upon exercise of an Option is satisfied by the tender or withholding of Shares to or by the Company (by either actual delivery or attestation), the number of Shares so tendered or withheld shall be eligible for reissuance under the Plan.

5.	Eligibility

Eligibility for receipt of a grant of Options under the Plan shall be confined to (a) a limited number of persons who are employed by the Company or an Affiliate and hold key positions in and for the Company or an Affiliate and (b) Directors.

6.	Granting of Options

(a)	From time to time while the Plan is in effect, the Committee may in its absolute discretion select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its absolute discretion, determine the number of Shares to be allotted for option to each person so selected.

(b)	Each person so selected shall be granted an Option to purchase the number of Shares so allotted to him, upon such terms and conditions, consistent with the provisions of the Plan, as the Committee may specify.

(c)	Each Option granted under the Plan shall be evidenced by an Agreement setting forth the terms and conditions of the Option. The date that the Committee specifies to be the grant date of an Option to an individual shall constitute the date on which the Option covered by such Agreement is granted. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by the Company and the Optionee.

(d)	No person may be granted Options under this Plan for more than 250,000 Shares in any one-year period.

7.	Option Price

The option price for each Share covered by each Option shall not be less than 100% of the Fair Market Value of the Share at the time the Option is granted. Notwithstanding the foregoing, if there occurs any transaction of a type described in Section 12(a), (b) or (c) hereof, the option price of the Shares subject to each existing Option adjusted pursuant to such provisions or any new Option or assumed option issued pursuant to such provisions may be different than the Fair Market Value of the Shares at the time the Option is granted; provided, however, in no event shall —

(a)	the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the transaction over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all shares subject to the other option immediately prior to the transaction over the aggregate option price of shares subject to the other option; and

(b)	the ratio of the option price to the Fair Market Value of the Shares subject to the Option immediately after the transaction be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the shares subject to the other option immediately prior to such transaction, determined on a share-by-share basis.

8.	Option Period

Each Option shall run for such period of time as the Committee may specify, but in no event for longer than seven (7) years from the date when the Option is granted, including the period of time provided in the subsections of this Section 8; and subject to the following limits:

(a)	Except as provided below in this subsection (a), all rights to exercise an Option shall terminate within four (4) months after the date the Optionee ceases to be an employee of the Company or an Affiliate, or after the date the Optionee ceases to be a Director, whichever may occur later, for any reason other than death or Disability (but in no event later than the end of the original period of the Option); except that (i) in the case of an Optionee who is a Director and, on the date the Optionee ceases to be a Director (and if also an employee ceases to be an employee), has (A) at least ten (10) years of service as a Director, all Shares subject to such Option will vest on such date and all rights to exercise such Option shall terminate three (3) years after the date the Optionee ceases to be a Director (but in no event later than the end of the original period of the Option), or (B) less than ten (10) years of service as a Director, all Shares subject to such Option will continue to vest in accordance with its terms for a period of three (3) years following such date, and all rights to exercise such Option shall terminate three (3) years after such date; and (ii) if the Optionee’s employment or service as a Director is terminated for cause, the entire Option, including both exercisable and unexercisable Shares, shall immediately terminate and thereafter be null and void for all purposes.

(b)	If the Optionee ceases to be employed by the Company and its Affiliates, or ceases to be a Director, whichever may occur later, by reason of his death, all rights to exercise any Option held by such Optionee shall terminate fifteen (15) months after his death (but in no event later than the end of the original period of the Option).

(c)	If the employment of the Optionee with the Company or any of its Affiliates shall terminate as a result of a Disability, he may, within six (6) months following such date (but in no event later than the end of the original period of the Option), exercise any Option held by such Optionee, in each case, to the extent he was entitled to exercise such Option on the date of termination of employment. To the extent that the Shares covered by his Option were unexercisable as of such termination of employment, the Option shall terminate. If the Optionee does not exercise such Option (which he was entitled to exercise as of such termination) within the time specified herein, the Option shall thereupon terminate.

(d)	If an Option is granted with a term shorter than seven (7) years, the Committee may extend the term of the Option, but for not more than seven (7) years from the date when the Option was originally granted.

9.	Options Not Transferable

Unless otherwise determined by the Committee and provided in the Agreement, no Option or interest therein shall be transferable by an Optionee otherwise than by will or by the applicable laws of descent and distribution. The Committee may prescribe and include in an Agreement any applicable restrictions or conditions on transfer of Options. Any attempted assignment in violation of this Section 9 shall be null and void.

10.	Exercise of Options

(a)	During the lifetime of an Optionee, only he or his guardian or legal representative or permitted transferee may exercise an Option granted to him. In the event of his death, any then exercisable portion of his Option may, within fifteen (15) months thereafter or earlier date of termination of the original period of Option, be exercised in whole or in part by any person empowered to do so under the deceased Optionee’s will or under the applicable laws of descent and distribution.

(b)	At any time, and from time to time, during the period when any Option, or a portion thereof, is exercisable, such Option, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require in the Agreement that any Option which is partially exercised be so exercised with respect to at least a stated minimum number of Shares.

(c)	Each exercise of an Option or portion or part thereof shall be evidenced by a notice in writing to the Company, or by a notice to the broker, accompanied by payment in full of the option price of the Shares then being purchased. Payment in full shall mean payment of the full amount due, either in cash, by check or wire transfer or, with the consent of the Committee, with Shares owned by the Optionee, including an actual or deemed multiple series of exchanges of such Shares. For purposes of determining the amount, if any, of the option price satisfied by payment in Shares, such Shares shall be valued at their Fair Market Value on the date of exercise. Any Shares delivered in satisfaction of all or a portion of the option price shall be appropriately endorsed for transfer and assignment to the Company.

(d)	No Shares shall be issued until full payment therefor has been made, and an Optionee shall have none of the rights of a stockholder until Shares are issued to him.

(e)	Nothing herein or in any Agreement evidencing an Option granted hereunder shall require the Company to issue any Shares upon exercise of an Option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or portion or part thereof, the Optionee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purpose of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares subject to the Option shall be included in a registration statement filed by the Company or an Affiliate, such investment representation shall not be required.

11.	Delivery of Shares Upon Exercise

As promptly as may be practicable after an Option, or a portion or part thereof, has been exercised as hereinabove provided, the Company shall make delivery of the Shares acquired upon exercise of such Option to the Optionee or shall cause such Optionee’s interest in such Shares to be evidenced by an entry on the Company’s books and records.

12.	Changes in Company’s Shares and Certain Corporate Transactions

(a)	If at any time while the Plan is in effect there shall occur any subdivision or consolidation of outstanding Shares, declaration of a dividend payable in Shares or other stock split, then, and in each such event, the Committee shall make proportionate adjustments to:

(i)	the maximum number of Shares then subject to being optioned or awarded as Restricted Stock under the Plan, to the end that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

(ii)	the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted, to the end that the same proportion of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate option price;

(iii)	the number of Shares of Restricted Stock previously awarded under the Plan, to the end that each award represents the same proportion of the Company’s issued and outstanding Shares; and

(iv)	the number of Shares subject to Options that may be granted to any person in any one-year period pursuant to the limitation set forth in Section 6(d), to the end that each such limitation represents the same proportion of the Company’s issued and outstanding Shares.

(b)	If at any time while the Plan is in effect there shall occur any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Shares or any distribution to holders of Shares of securities or property (other than normal cash dividends or dividends payable in Shares), the Committee may make proportionate adjustments to:

(i)	the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted;

(ii)	the number of Shares of Restricted Stock previously awarded under the Plan; and

(iii)	the number of Shares subject to Options that may be granted to any person in any one-year period pursuant to the limitation set forth in Section 6(d);

in each case, in order to reflect the transaction and (in the case of clauses (i) and (ii) above) to the end of maintaining the proportionate interest of the holders of Options and Shares of Restricted Stock; provided, however, that such adjustments shall only be made to the extent necessary to preserve, without exceeding, the value of such Options and Shares of Restricted Stock.

(c)	In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue new Options or Shares of Restricted Stock as it determines is appropriate in substitution for, or to reflect the assumption of, any other option, restricted stock grant or other award, whether or not awarded under this Plan.

(d)	Except as is otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under the Plan. Furthermore, the presence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options or Shares of Restricted Stock granted under the Plan; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

(e)	Notwithstanding anything to the contrary above, a dissolution or liquidation of the Company, a merger (other than a merger effecting a reincorporation of the Company in another state) or consolidation in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the transaction) or a change in control (as specified below) shall cause every Option then outstanding to become exercisable in full and shall cause every restriction with respect to any Shares of Restricted Stock to terminate immediately prior to such dissolution, liquidation, merger, consolidation or change in control, to the extent not theretofore exercisable or free of restrictions, without regard to the determination as to the periods and installments of exercisability or termination of restrictions contained in the Agreements if, and only if, such Options have not at that time theretofore expired or been terminated or such Shares of Restricted Stock have not at that time theretofore been cancelled or forfeited. For purposes of this Section 12(c), a change in control shall be deemed to have taken place if (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of Shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company or (ii) as a result of, or in connection with, a contested election for directors, the persons who were directors of the Company immediately before such election shall cease to constitute a majority of the Board. Notwithstanding the foregoing provisions of this paragraph, in the event of any such dissolution, merger, consolidation or change in control, the Board may completely satisfy all obligations of the Company and its Affiliates with respect to any Options or Shares of Restricted Stock outstanding on the date of such event and cancel such Options or Shares of Restricted Stock by (A) in the case of Options, delivering to the Optionee cash in an amount equal to the difference between the aggregate option price for Shares under the Options and the Fair Market Value of such Shares on the date of such event and (B) in the case of Shares of Restricted Stock, delivering to the holder of such Shares cash in an amount equal to the Fair Market Value of such Shares on the date of such event, which payment shall in either case be made within a reasonable time after such event.

13.	Effective Date

The Plan shall be effective on May 17, 2001, the date of its adoption by the Board, but shall be submitted to the stockholders of the Company for approval at the next regular or special meeting thereof to be held within twelve (12) months after the Board shall have adopted the Plan. If, at such a meeting of the stockholders of the Company, the Plan is not approved by the affirmative vote of a majority of the $0.25 par value common stock of the Company present and entitled to vote at such meeting, then, and in such event, the Plan and all Options granted under the Plan and all awards of Restricted Stock under the Plan shall become null and void and of no further force or effect.

14.	Amendment, Suspension or Termination of the Plan

The Board may amend, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would adversely affect the rights of any holder under any award previously granted to such person shall be made without the consent of such person and (b) after the stockholders of the Company have approved the Plan, no amendment or alteration that would increase the maximum number of Shares subject to the Plan (as provided in Section 4(a)) or decrease the option price of an Option below 100% of the Fair Market Value as of the date such Option was granted (as provided in Section 7) may be made without obtaining approval of the stockholders.

15.	Requirements of Law

Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Option if the issuance thereof would constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange. As a condition of any sale or issuance of Shares under an Option, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to ensure compliance with any such law or regulation.

16.	Modification of Options

Except as provided in Section 12, notwithstanding any other provision of this Plan to the contrary, (i) after an Option has been awarded, the price at which Shares may be purchased upon exercise of such Option shall not be amended and (ii) no Option shall be granted in exchange for a previously granted Option if the option price of such previously granted Option is greater than the option price of such replacement Option. Notwithstanding the foregoing provisions of this Section 16, no modification or cancellation of an Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Optionee under the Plan.

17.	Restricted Stock

(a)	Subject to the terms and conditions of, and within the limitations of, the Plan, Shares of Restricted Stock may be awarded by the Committee to such individuals as are eligible for grants of Options, as the Committee may determine at any time and from time to time before the termination of the Plan. Each award of Restricted Stock shall be evidenced by an Agreement setting forth the terms and conditions of the award.

(b)	A Share of Restricted Stock is a Share that does not irrevocably vest in the holder or that may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied. A Share of Restricted Stock shall be subject to such other restrictions, terms and conditions as the Committee may establish, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time, non-competition with the Company or its Affiliates for a specified time or the achievement of specific goals.

(c)	If an individual receives Shares of Restricted Stock, whether or not escrowed as provided below, the individual shall be the record owner of such Shares and shall have all the rights of a stockholder with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock may bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Centex Corporation 2001 Stock Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as set forth in the terms of such award dated ________________, 20___ .

(d)	In order to enforce the restrictions, terms and conditions that may be applicable to an individual’s Shares of Restricted Stock, the Committee may require the individual, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as shall be determined by the Committee.

(e)	After the satisfaction of the terms and conditions set by the Committee at the time of an award of Restricted Stock to an individual, if the original certificate was legended, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the individual, either by delivery of a physical certificate or an electronic transfer to a broker.

(f)	The Committee may cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to an individual hereunder on such terms as the Committee may deem appropriate.

(g)	Subject to the other provisions of this Section 17 and unless otherwise provided in the applicable Agreement evidencing an award of Restricted Stock or determined by the Committee, if an individual to whom Restricted Stock has been awarded ceases to be employed by the Company or an Affiliate, or ceases to be a director of the Company, whichever may occur later, for any reason prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the individual and transferred to, and reacquired by, the Company at no cost to the Company. In such event, the individual, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

(h)	The Committee may determine that an award of Restricted Stock will be subject to restriction until one or more performance goals established by the Committee have been achieved. With respect to such an award, the restrictions shall lapse and the award shall vest only upon achievement of the attainment of one or more pre-established, objective performance goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the performance goal relates and (y) the lapse of 25% of the period of service (as established in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a performance goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: operating income, operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), pre-tax income, net income, net earnings per share, net earnings per share growth, return on beginning stockholder’s equity, return on average net assets, total shareholder return relative to other companies in the relevant industry group, debt/capitalization ratio and customer satisfaction. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to performance goals, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the lapse of any applicable restrictions and the vesting of any award based on the achievement of performance goals, the Committee must determine that applicable performance goals were, in fact, satisfied. No individual may be awarded Restricted Stock subject to performance goals designed to comply with Section 162(m) of the Code having a value of more than $2,500,000 in any given one-year period.

18.	Tax Withholding

The Company shall have the right to take whatever affirmative actions are required, in the opinion of the Committee, to enable the Company or appropriate Affiliate to satisfy any applicable payroll tax withholding requirements in connection with the exercise of Options granted or Restricted Stock awarded under the Plan. Without limiting the generality of the foregoing provision, the Company shall have the right to (a) withhold cash from a same-day-sale exercise of an Option, (b) deduct applicable taxes from any Option or Restricted Stock award by withholding, at the time of delivery and/or vesting of Shares under the Plan, an appropriate number of Shares for payment of taxes required by law, (c) permit its withholding obligations to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Option or recipient of Restricted Stock with respect to which withholding is required, in which case such Shares shall be valued based on the Fair Market Value thereof when the tax withholding is required to be made, or (d) take such other action as may be necessary in the opinion of the Company to satisfy all applicable tax withholding obligations.

19.	General

(a)	The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

(b)	Nothing contained in the Plan or in any Agreement shall confer upon any Optionee or recipient of Restricted Stock the right to continue in the employ of the Company or any Affiliate or interfere in any way with the rights of the Company or any Affiliate to terminate such Optionee’s or recipient’s employment at any time.

(c)	Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Option or award of Restricted Stock granted under it, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may be in effect from time to time.

(d)	As partial consideration for the granting of each Option or award of Restricted Stock hereunder, the Optionee or recipient shall agree with the Company that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law or given in confidence to the individual’s spouse, tax or financial advisors or to a financial institution to the extent that such information is necessary to secure a loan.

(e)	Participation in the Plan shall not preclude an individual from eligibility in any other stock option plan of the Company or any Affiliate or any old-age benefit, insurance, pension, profit sharing, retirement, bonus or other extra compensation plans that the Company or any Affiliate has adopted or may, at any time, adopt for the benefit of its employees or directors.

(f)	Any payment of cash or any issuance or transfer of Shares to the Optionee or to his legal representative, heir, legatee or distributee in accordance with the provisions hereof shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board or Committee may require any Optionee or recipient of an award of Restricted Stock, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

(g)	Neither the Committee, the Board nor the Company guarantees the Shares from loss or depreciation.

(h)	All expenses incident to the administration of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

(i)	Records of the Company and its Affiliates regarding an individual’s period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, tenure as a Director and other matters shall be conclusive for all purposes hereunder, unless determined by the Board or Committee to be incorrect.

(j)	The Company and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Board or Committee to perform their duties and functions under the Plan.

(k)	The Company assumes no obligation or responsibility to an Optionee or recipient of Restricted Stock, or to such Optionee’s or recipient’s personal representatives, heirs, legatees or distributees, for any act of, or failure to act on the part of, the Board or Committee.

(l)	Any action required of the Company shall be by resolution of the Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

(m)	If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or the Agreement, as the case may be, but such provision shall be fully severable and the Plan or the Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

(n)	Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of Restricted Stock may change, at any time and from time to time, by written notice to the other, the address that it, he or she had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and recipient of Restricted Stock shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares of Stock to which such notice relates or otherwise provided to the other in accordance with the Company’s policies for maintaining such information.

(o)	Any person entitled to notice hereunder may waive such notice.

(p)	The Plan shall be binding upon the Optionee or recipient of Restricted Stock, his heirs, legatees and legal representatives, upon the Company, its successors and assigns, and upon the Board and Committee and their successors.

(q)	The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

(r)	All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Nevada, except to the extent Nevada law is preempted by federal law. The obligation of the Company to sell and deliver Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Shares.

(s)	Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

(t)	Transactions related to the Plan, including but not limited to the delivery and acceptance of any Agreement and the exercise of any Option, whether in whole or in part, may be evidenced by either signed documentation or on-line transactions through the Corporate Stock Benefit Services web site of the Company’s designated broker, UBS PaineWebber Inc., or the successor thereof.

APPENDIX B

CENTEX CORPORATION ANNUAL INCENTIVE COMPENSATION PLAN

      1. Objective. The Centex Corporation Annual Incentive Compensation Plan (the “Plan”) is designed to retain selected executive officers of Centex Corporation, and reward them for making significant contributions to the success of Centex Corporation. These objectives are to be accomplished by making annual awards under the Plan and thereby providing Participants with a financial interest in the overall performance and growth of Centex Corporation.

      2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

"Act” means the Securities Exchange Act of 1934, as amended.

"Affiliate” means any direct or indirect subsidiary or parent of Centex Corporation and any partnership, joint venture, limited liability company or other business venture or entity in which Centex Corporation owns directly or indirectly at least 80% of the ownership interest in such entity, as determined by the Committee in its sole and absolute discretion (such determination by the Committee to be conclusively established by the grant of an Award by the Committee to an officer or employee of such an entity).

"Award” means cash or other forms of incentive granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

"Award Agreement” means a written agreement between Centex Corporation and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

"Base Salary” means the annual salary of a Participant as established by the Committee for a Fiscal Year.

"Base Salary Multiple” means the multiple range assigned to each Participant by the Committee. By way of example, the range “1-4” would be equivalent to one to four times the Base Salary of the Participant.

"Beneficiary” means such person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, designated by the Participant in a written election form filed with the Committee as entitled to receive the Participant’s Award(s) in the event of the Participant’s death, or if no such election form shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Committee, the person or persons entitled thereto under the last will of such deceased Participant, or if such decedent left no will, to the legal heirs of such decedent determined in accordance with the laws of intestate succession of the state of the decedent’s domicile.

"Board” means the Board of Directors of Centex Corporation as the same may be constituted from time to time.

"Centex Corporation” means Centex Corporation, a Nevada corporation, or any successor thereto.

"Code” means the Internal Revenue Code of 1986, as amended.

"Committee” means the Compensation and Stock Option Committee of the Board.

"Disability” means total and permanent disability as set forth in Section 22(e)(3) of the Code, or any successor provision.

"Employment” means employment with Centex Corporation or an Affiliate.

"Fiscal Year” means April 1 through March 31.

"Participant” means an executive officer of Centex Corporation who signs an Award Agreement.

"Plan” means this Centex Corporation Annual Incentive Compensation Plan, as set forth herein and as may be amended from time to time.

"Retirement” means the termination of a Participant’s Employment due to retirement on or after (i) age 65 or (ii) age plus years of Employment equal at least 70, provided the Participant is at least 55 years old.

      3. Eligibility. Only executive officers of Centex Corporation are eligible to participate in this Plan. The Committee shall select the Participants in the Plan from time to time as evidenced by the execution of Award Agreements under the Plan.

      4. Plan Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate in its sole discretion. The Committee shall determine all terms and conditions of the Awards.

      5. Awards and Limitations Thereon. An Award will be paid only if specified performance goals set forth in an Award Agreement have been achieved during the course of the relevant Fiscal Year (or such shorter period as may be determined by the Committee) by an individual, Centex Corporation, an Affiliate, or one or more business units of Centex Corporation or an Affiliate, as applicable. The amount of the Award will be determined by reference to the formula contained in the relevant Award Agreement, which will describe the performance goal or goals and the percentage of the potential Award to be paid depending upon what level of the performance goal(s) is achieved. By way of example, and not limitation, if the performance goal is return on beginning stockholders equity of Centex Corporation, the formula will set forth different levels of return and the Base Salary Multiple to be paid depending upon the level of return achieved. Performance goals will be established no later than the earlier to occur of (x) 90 days after the commencement of the period of service to which the performance goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is still substantially uncertain. Performance goals may include operating income, operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), pre-tax income, net income, net earnings per share, net earnings per share growth, return on beginning stockholders equity, return on average net assets, total shareholder return relative to other companies in Centex Corporation’s industry group, debt/capitalization ratio and customer satisfaction. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to performance goals, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.

      The maximum Award that may paid to any Participant under this Plan for a Fiscal Year is a Base Salary Multiple of six (6), but in no event more than $6,000,000 per Fiscal Year.

      Payment of an Award will be made to the Participant following the conclusion of a Fiscal Year upon the conditions that (a) the performance goal or goals specified in the relevant Award Agreement have been achieved and (b) the Committee has reviewed and approved the Award.

      If during the course of a Fiscal Year the Participant takes a position with Centex Corporation or an Affiliate which is materially different from the position which he or she occupied at the commencement of such Fiscal Year, and the Committee determines that such new position does not involve comparable or greater executive responsibilities than were enjoyed by such Participant at the beginning of such Fiscal Year, then the relevant Award Agreement will automatically be terminated. The Committee will decide, in its sole and absolute discretion, whether the Participant will receive a prorated Award for such Fiscal Year or will forfeit any interest in any Award for such Fiscal Year. Such a prorated Award will only be paid if the Committee determines that the relevant performance goals have been achieved.

      6. Tax Withholding. Centex Corporation shall deduct applicable taxes with respect to the payment of any Award.

      7. Non-Assignability. Unless otherwise determined by the Committee, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except to a Beneficiary or by will, the laws of descent and distribution or a domestic relations order. The Committee may prescribe other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 7 shall be null and void.

      8. Change in Control and Certain Corporate Transactions. Notwithstanding anything to the contrary above, a dissolution or liquidation of Centex Corporation, a merger (other than a merger effecting a reincorporation of Centex Corporation in another state) or consolidation in which Centex Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of Centex Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of Centex Corporation and their proportionate interests therein immediately prior to the transaction) or a change in control (as specified below), shall cause the maximum Award to each Participant for the then current fiscal year to be paid to the Participant, immediately prior to such dissolution, liquidation, merger, consolidation or change in control, without regard to the determination as to the periods or achievement of the objective performance goals. For purposes of this Section 8, a change in control shall be deemed to have taken place if:

(a) a third person, including a “Group” as defined in Section 13(d)(3) of the Act, becomes the beneficial owner of shares of the twenty-five cents ($0.25) par value common stock of Centex Corporation having 50% or more of total number of votes that may be cast for the election of Directors of Centex Corporation; or

(b) as a result of, or in connection with, a contested election for Directors, persons who were Directors of Centex Corporation immediately before such election shall cease to constitute a majority of the Board.

      9. Plan Year. The plan year will be coterminous with the Fiscal Year, while this Plan is in effect. This Plan will govern annual cash incentive compensation payments following March 31, 2001.

      10. Amendment, Suspension or Termination. The Board may amend or suspend the Plan at any time for the purpose of meeting or addressing any changes in legal requirements or terminate the Plan at any time, except that no amendment, suspension or termination shall be made that would impair the rights of any Participant as to an earned Award.

      11. No Employment Guaranteed. No provision of this Plan or any Award Agreement hereunder shall confer any right upon any executive officer to continued employment with Centex Corporation or an Affiliate.

      12. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction.

3333 HOLDING CORPORATION
2728 N. Harwood
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 19, 2001

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of 3333 Holding Corporation, a Nevada corporation (“Holding”), will be held in the auditorium of the Dallas Museum of Art, 1717 N. Harwood, in the City of Dallas, Texas on Thursday, July 19, 2001 at 9:30 a.m. (C.D.T.) for the following purposes:

(1)	To elect four directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

(2)	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors of Holding has fixed the close of business on May 31, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

      You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you are urged to sign, date and mail promptly the accompanying form of Holding proxy, so that your beneficial interest in the Holding shares may be represented and voted at the meeting. Your Holding proxy will be returned to you if you choose to attend the meeting and request such return.

By Order of the Board of Directors

RAYMOND G. SMERGE Secretary

Dallas, Texas
June 25, 2001

      Proxies are being separately solicited by the Boards of Directors of 3333 Holding Corporation and Centex Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must mark and return BOTH proxy cards.

3333 HOLDING CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held July 19, 2001

INTRODUCTION

      The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of 3333 Holding Corporation, a Nevada corporation (“Holding”), for use at the Annual Meeting of Stockholders of Holding to be held on July 19, 2001, and at any adjournment thereof (the “Annual Meeting”). The mailing address of the executive offices of Holding is 2728 N. Harwood, Dallas, Texas 75201. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders was on or about June 25, 2001.

Purposes of the Meeting

      At the Annual Meeting, action will be taken upon the following matters:

(1)	Election of a board of four directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

(2)	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors of Holding (the “Board” or the “Board of Directors”) does not know of any matter that may be acted upon at the Annual Meeting other than the matter set forth in item (1) above.

Recommendation of the Board of Directors

      The Board of Directors of Holding recommends a vote FOR the election of the four nominees for director of Holding named in the accompanying Holding proxy.

TANDEM SECURITIES

      On November 30, 1987, Centex Corporation, a Nevada corporation (“Centex”), distributed as a dividend to its stockholders, through a nominee (the “Nominee”), all of the 1,000 issued and outstanding shares of common stock, par value $.01 per share, of Holding (“Holding Common Stock”), and 900 of the issued and outstanding warrants (the “Stockholder Warrants”) to purchase Class B Units of limited partnership interest in Centex Development Company, L.P., a Delaware limited partnership (the “Partnership”). 3333 Development Corporation, a Nevada corporation (“Development”) and a wholly-owned subsidiary of Holding, is the general partner of the Partnership.

      The Nominee holds the shares of Holding Common Stock and the Stockholder Warrants on behalf of and for the benefit of persons who are from time to time the holders of the common stock, par value $.25 per share (“Centex Common Stock”), of Centex (“Centex Stockholders”). Each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock and the Stockholder Warrants that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. This beneficial interest of the Holding stockholders is not represented by a separate certificate or receipt. Instead, each Centex Stockholder’s beneficial interest in such pro rata portion of the shares of Holding Common Stock and the Stockholder Warrants is represented by the certificate or certificates evidencing such Centex Stockholder’s Centex Common Stock, and is currently tradeable only in tandem with, and as a part of, each such Centex Stockholder’s Centex Common Stock. These restrictions on transfer are imposed by the terms of a nominee agreement (the “Nominee Agreement”) by and among Centex, Holding, the Partnership and the Nominee. Centex Common Stock certificates issued after the date of the Nominee Agreement bear a legend referring to the restrictions on transfer imposed thereby.

      Proxies are being separately solicited by the Boards of Directors of 3333 Holding Corporation and Centex Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must mark and return BOTH proxy cards.

RECORD DATE AND VOTING

      The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 31, 2001. At the close of business on the record date, the issued and outstanding capital stock of Holding entitled to vote at the Annual Meeting consisted of 1,000 shares of Holding Common Stock. See “Tandem Securities.”

      Each share of Holding Common Stock is entitled to one vote upon the election of directors and each other matter that may be properly brought before the Annual Meeting or any adjournment thereof. Neither the Articles of Incorporation, as amended, nor the By-laws of Holding provide for cumulative voting rights. The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Holding Common Stock is necessary to constitute a quorum. Abstentions and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum.

      Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the proxy card is signed and returned without any direction given, the shares will be voted for election of the four nominees for director named in the proxy. The Board does not intend to present, and has no information that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders of Holding. However, if other matters requiring the vote of stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Holding proxy to vote the proxies held by them in accordance with their best judgment in such matters. Any stockholder of Holding has the unconditional right to revoke his, her or its Holding proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the Annual Meeting and voting in person or by written notice to Holding addressed to Raymond G. Smerge, Secretary, 3333 Holding Corporation, 2728 N. Harwood, Dallas, Texas 75201. No such revocation will be effective, however, until received by Holding at or prior to the Annual Meeting.

      Centex will bear the cost of soliciting proxies for its annual meeting of stockholders, and no additional cost will be incurred by Holding in connection with the solicitation of proxies for the Annual Meeting because the beneficial interest of each Holding stockholder in the Holding Common Stock and the Stockholder Warrants is represented by the certificate or certificates evidencing such stockholder’s shares of Centex Common Stock and is currently tradeable only in tandem with, and as a part of, such shares of Centex Common Stock. See “Tandem Securities.” Solicitation may be made by mail, personal interview, telephone or other electronic means by officers and other employees of Holding or its affiliates or by officers and other employees of Centex, who will receive no additional compensation therefor. To aid in the solicitation of proxies, Centex has retained the firm of Georgeson Shareholder Communications Inc., which will receive a fee of approximately $8,500, plus out-of-pocket expenses. Centex will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

      The following table sets forth certain information as of May 31, 2001 with respect to the beneficial ownership of a beneficial interest in shares of Holding Common Stock by each director, director nominee and current executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and current executive officers of Holding and its subsidiary as a group (6 persons). Except as otherwise indicated, the beneficial interest in shares of Holding Common Stock is owned directly, and the owner thereof has the sole voting and investment power with respect thereto.

	Holding Common Stock(1)

	Number of Shares	Percent
Name of Beneficial Owner	Beneficially Owned(2)	of Class

Richard C. Decker	1	*

Josiah O. Low, III	—	*

Todd D. Newman	—	*

David M. Sherer	—	*

Stephen M. Weinberg	1	*

Roger O. West	—	*

All directors, director nominees and executive officers of Holding and its subsidiary as a group (6 persons)	2	*

*	Less than 1%.

(1)	Record title to the Holding Common Stock is held by the Nominee for the benefit of Centex Stockholders pursuant to the Nominee Agreement, and each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. See “Tandem Securities.” The Nominee has no power to vote (absent instruction) or to direct the investment of the Holding Common Stock. The number of shares of Holding Common Stock listed as beneficially owned represents the proportionate undivided beneficial interest in the 1,000 issued and outstanding shares of Holding Common Stock held by the named individuals in their capacity as Centex Stockholders and has been rounded to the nearest whole share.

(2)	Shares of Centex Common Stock (and a beneficial interest in shares of Holding Common Stock) covered by stock options that are outstanding under the Centex Corporation Amended and Restated 1987 Stock Option Plan and the Fourth Amended and Restated 1998 Centex Corporation Employee Non-qualified Stock Option Plan (the “1998 Plan”) and exercisable on May 31, 2001 or within 60 days thereafter are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares of Centex Common Stock (and a beneficial interest in the following shares of Holding Common Stock) that may be acquired upon exercise of such stock options: Mr. Decker –– 46,375 shares (approximately .77 shares of Holding Common Stock); Mr. Newman –– 375 shares (approximately .01 shares of Holding Common Stock); Mr. Weinberg –– 26,250 shares (approximately .43 shares of Holding Common Stock); and all directors, director nominees and executive officers of Holding and its subsidiary as a group (6 persons) –– 73,000 shares (approximately 1.21 shares of Holding Common Stock). In addition, amounts include the following shares of Centex Common Stock (and a beneficial interest in the following shares of Holding

Common Stock) that are deemed to be beneficially owned as of May 31, 2001 pursuant to the Centex Common Stock Fund of the Amended and Restated Profit Sharing and Retirement Plan of Centex Corporation (the “Profit Sharing Plan”), a defined contribution plan, as follows: Mr. Weinberg –– 4,944 shares (approximately .08 shares of Holding Common Stock); and all directors, director nominees and executive officers of Holding and its subsidiary as a group (6 persons) –– 4,944 shares (approximately .08 shares of Holding Common Stock).

Certain Beneficial Owners

      The following table sets forth information as of May 31, 2001 with respect to the holders of a beneficial interest in shares of Holding Common Stock who are known to Holding to be beneficial owners of more than five percent of the shares of Holding Common Stock outstanding.

	Holding Common Stock(1)

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class

Centex Corporation(2)	100	9.09%

2728 N. Harwood Dallas, Texas 75201

* * * *

AXA Assurances I.A.R.D. Mutuelle(3)	59	5.89%

AXA Assurances Vie Mutuelle

AXA Conseil Vie Assurance Mutuelle

370, rue Saint Honore

75001 Paris, France

AXA Courtage Assurance Mutuelle

26, rue Louis le Grand

75002 Paris, France

AXA

25, avenue Matignon

75008 Paris, France

AXA Financial, Inc.

1290 Avenue of the Americas

New York, New York 10104

* * * *

Sanford C. Bernstein & Co., Inc.(4)	57	5.71%

767 Fifth Avenue

New York, New York 10153

* * * *

	Holding Common Stock(1)

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class

Barclays Global Investors, N.A.(5)	54	5.42%

Barclays Global Fund Advisors

45 Fremont Street

San Francisco, California 94105

Barclays Global Investors, LTD

Murray House

1 Royal Mint Court

London, England EC3 NHH

Barclays Trust and Banking Company (Japan) Ltd.

Ebisu Prime Square Tower

8th Floor, 1-1-39 Hiroo, Shibuya-Ku

Tokyo, Japan 150-8402

Barclays Fund Limited

Gredley House, 11 The Broadway

Stratford, England E15 4BJ

* * * *

Greenhaven Associates, Inc.(6)	51	5.05%

Three Manhattanville Road

Purchase, New York 10577

(1)	Record title to the Holding Common Stock is held by the Nominee for the benefit of Centex Stockholders pursuant to the Nominee Agreement, and each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. See “Tandem Securities.” The Nominee has no power to vote (absent instruction) or to direct the investment of the Holding Common Stock. Except for the interest of Centex Corporation, which derives from its ownership of warrants to acquire shares of Holding Common Stock (see footnote 2 below), the number of shares of Holding Common Stock listed as beneficially owned represents the proportionate undivided beneficial interest in the 1,000 issued and outstanding shares of Holding Common Stock held by the named entities in their capacity as Centex Stockholders and has been rounded to the nearest whole share.

(2)	Centex owns beneficially and of record warrants (the “Centex Holding Stock Warrants”) to purchase 100 shares of Holding Common Stock (subject to adjustment) at an exercise price of $800 per share (subject to adjustment). The shares of Holding Common Stock that may be acquired upon the exercise of the Centex Holding Stock Warrants as of the date when the Stockholder Warrants become exercisable, which date Centex may indirectly determine in its discretion, are not outstanding but are included as “beneficially owned” pursuant to the rules and regulations of the SEC. However, it has been assumed in connection with the disclosure of such beneficial ownership that (i) the Centex Holding Stock Warrants are not subdivided or combined, and (ii) the shares of Holding Common Stock are not subdivided and a stock dividend or stock split with respect to the shares of Holding Common Stock has not occurred, prior to the exercise of the Centex Holding Stock Warrants.

(3)	Based solely upon information contained in the Schedule 13G of AXA Financial, Inc. (“AXA Financial”), AXA (“AXA”), which beneficially owns a majority interest in AXA Financial, and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle (collectively, the “Mutuelles AXA”), which as a group control AXA, filed with the SEC on February 12, 2001 with respect to shares of Centex Common Stock owned as of December 31, 2000 (the “AXA 13G”), but calculating the percentage shown by dividing the number of shares of Holding Common Stock represented by such shares of Centex Common Stock by the total number of shares of Holding Common Stock issued and outstanding on the record date. According to the AXA 13G, such number includes 1,639,357 shares of Centex Common Stock (approximately 27.16 shares of Holding Common Stock) over which AXA Financial, AXA and the Mutuelles AXA (collectively, the “AXA Entities”) had sole voting power, 359,067 shares of Centex Common Stock (approximately 5.95 shares of Holding Common Stock) over which the AXA Entities had shared voting power, 3,372,737 shares of Centex Common Stock (approximately 55.87 shares of Holding Common Stock) over which the AXA Entities had sole dispositive power and 184,100 shares of Centex Common Stock (approximately 3.05 shares of Holding Common Stock) over which the AXA Entities had shared dispositive power.

(4)	Based solely upon information contained in the Schedule 13G of Sanford C. Bernstein & Co. (“Bernstein”) filed with the SEC on February 8, 2000 with respect to shares of Centex Common Stock owned as of December 31, 1999 (the “Bernstein 13G”), but calculating the percentage shown by dividing the number of shares of Holding Common Stock represented by such shares of Centex Common Stock by the total number of shares of Holding Common Stock issued and outstanding on the record date. According to the Bernstein 13G, such number includes 1,306,775 shares of Centex Common Stock (approximately 21.65 shares of Holding Common Stock) over which Bernstein had sole voting or dispositive power, 416,340 shares of Centex Common Stock (approximately 6.90 shares of Holding Common Stock) over which Bernstein had shared voting power and 3,449,075 shares of Centex Common Stock (approximately 57.14 shares of Holding Common Stock) over which Bernstein had sole dispositive power. According to the Bernstein 13G, with respect to the 416,340 shares of Centex Common Stock (approximately 6.90 shares of Holding Common Stock) over which Bernstein had shared voting power, Bernstein’s clients have appointed an independent voting agent which has instructions to vote such shares in the same manner as Bernstein.

(5)	Based solely upon information contained in the Schedule 13G of Barclays Global Investors, N.A. (“Barclays Investors”), Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, LTD. (“Barclays Investors LTD.”), Barclays Trust and Banking Company (Japan) Ltd. (“Barclays Japan”) and Barclays Fund Limited (“Barclays Fund”), filed with the SEC on February 14, 2001 with respect to shares of Centex Common Stock owned as of December 31, 2000 (the “Barclays 13G”), but calculating the percentage shown by dividing the number of shares of Holding Common Stock represented by such shares of Centex Common Stock by the total number of shares of Holding Common Stock issued and outstanding on the record date. According to the Barclays 13G, such number includes 2,832,655 shares of Centex Common Stock (approximately 46.92 shares of Holding Common Stock) over which Barclays Investors had sole voting power and 3,027,128 shares of Centex Common Stock (approximately 50.15 shares of Holding Common Stock) over which Barclays Investors had sole dispositive power, 140,388 shares of Centex Common Stock (approximately 2.33 shares of Holding Common Stock) over which Barclays Advisors had sole voting power and 140,779 shares of Centex Common Stock (approximately 2.33 shares of Holding Common Stock) over which Barclays Advisors had sole dispositive power, 79,880 shares of Centex Common Stock (approximately 1.32 shares of Holding Common Stock) over which Barclays Investors LTD. had sole voting power and 79,880 shares of Centex Common Stock (approximately 1.32 shares of Holding Common Stock) over which Barclays Investors LTD. had sole dispositive power, 20,439 shares of Centex Common Stock (approximately .34 shares of Holding Common Stock) over which Barclays Japan had both sole voting power and sole dispositive power, and 4,115 shares of Centex Common Stock (approximately .07 shares of Holding Common Stock) over which Barclays Fund had both sole voting power and sole dispositive power.

(6)	Based solely upon information contained in the Schedule 13G of Greenhaven Associates, Inc. filed with the SEC on January 11, 2001 with respect to shares of Centex Common Stock owned as of December 31, 2000 (the “Greenhaven 13G”), but calculating the percentage shown by dividing the number of shares of Holding Common Stock represented by such shares of Centex Common Stock by the total number of shares of Holding Common Stock issued and outstanding on the record date. According to the

Greenhaven 13G, such number includes 450,200 shares of Centex Common Stock (approximately 7.46 shares of Holding Common Stock) over which Greenhaven Associates, Inc. had both sole voting power and sole dispositive power, and 2,598,000 shares of Centex Common Stock (approximately 43.04 shares of Holding Common Stock) over which Greenhaven Associates, Inc. had shared dispositive power.

ELECTION OF DIRECTORS

      In accordance with the By-laws of Holding, the Board has established the number of directors to be elected at the Annual Meeting at four, which shall constitute the entire Board. Each director will hold office until the next annual election of directors or until his successor is elected and qualified, subject to removal by the vote of the holders of not less than two-thirds of the then outstanding shares of Holding Common Stock. Unless contrary instructions are indicated on the proxy, it is intended that the beneficial interest in the shares of Holding Common Stock represented by the accompanying Holding proxy will be voted for the election of the four nominees for director named below or, if any such nominees should become unavailable (which is not anticipated), for such substitute nominees as the Board shall designate. A plurality of votes cast at the Annual Meeting, in person or by proxy, is required to elect such nominees. The Board recommends that stockholders vote FOR the election of such nominees.

      The four persons named below, Messrs. Low, Sherer, Weinberg and West, are the Board’s nominees for election as directors at the Annual Meeting and are currently serving as directors of Holding. The biographical information appearing below regarding the nominees for director has been furnished to Holding by the nominees.

Nominees for Directors

      Josiah O. Low, III, 62, is the Chairman of the Audit Committee of the Board and has been a director since 1987. Mr. Low has been Managing Director/Senior Advisor of Credit Suisse First Boston Corporation or one of its predecessors since February 1988. Mr. Low is also a director of Development, CoStar Group, Inc. and Circadence Corp.

      David M. Sherer, 64, is a member of the Audit Committee of the Board and has been a director since 1987. Mr. Sherer has been President of David M. Sherer and Associates, Inc., a commercial real estate, development, investment and brokerage firm, for 24 years. Mr. Sherer is also a director of Development.

      Stephen M. Weinberg, 53, is an employee of the Partnership and has been President and a director of both Holding and Development, the general partner of the Partnership, since April 1, 2000. He has also served as Chief Executive Officer of both Holding and Development since April 1, 2001. Mr. Weinberg is also concurrently employed by a wholly-owned subsidiary of Centex under a dual employment arrangement. Mr. Weinberg joined Centex in 1978 and held the positions of Centex Homes Division President from 1984 to 1988 and Centex Homes Executive Vice President from 1988 until 1995. In 1995 Mr. Weinberg was appointed Chairman and Chief Executive Officer for Centex HomeTeam Services, a Centex subsidiary, where he served until his appointment as President of both Holding and Development.

      Roger O. West, 56, is a member of the Audit Committee of the Board and has served in a non-executive officer capacity as Chairman of the Board of both Holding and Development since April 1, 2000 and as a director of both Holding and Development since October 1999. Mr. West has been Executive Vice President and General Counsel of Healthcare Realty Trust Incorporated, a real estate investment trust listed on the New York Stock Exchange, since May 1994. Prior to his current position, Mr. West was a Managing Director of Geary, Porter & West (now Geary, Porter and Donavon) and a managing director of predecessor firms, Geary, Glast & Middleton and Geary, Stahl & Spencer.

Board Meetings, Fees, Committees and Attendance Records

      During Holding’s fiscal year ended March 31, 2001, the Board held five meetings that were attended by all directors.

      Each member of the Board who is neither an officer nor an employee of Holding or its subsidiary, of the Partnership or of Centex or any of Centex’s subsidiaries receives a retainer of $15,000 per year and $1,500 per meeting attended during the fiscal year. Further, the Chairman receives an additional annual fee of $8,000. In addition, Holding reimburses the directors for the reasonable expenses incurred in attending directors and committee meetings. The directors and executive officers of Holding also hold the same directorships and offices in Development, and each member of the Board of Holding who is neither an officer nor an employee of Holding or its subsidiary, of the Partnership or of Centex or any of Centex’s subsidiaries also receives a retainer of $15,000 per year for his service in that capacity. The Chairman of the Board also receives an additional annual fee of $8,000 for serving as Chairman of the Board of Directors of Development.

      Audit Committee

      The Board has an Audit Committee, composed of three directors who are not officers or employees of Holding or its subsidiary or of the Partnership and are independent directors as defined by applicable New York Stock Exchange listing standards, that reviews the work of Holding’s management and independent auditors pertaining to Holding’s financial statements and performs such other duties and functions as are deemed appropriate by the Audit Committee or the Board. During Holding’s fiscal year ended March 31, 2001, the Audit Committee held four meetings that were attended by all members. Audit Committee members receive a fee of $1,500 per meeting for serving on the committee.

      The following are the key responsibilities of the Audit Committee:

•	recommending the appointment of independent auditors to the Board;

•	reviewing the scope of the independent auditors’ examination and the scope of certain activities of the Centex internal audit department;

•	reviewing Holding’s basic systems and internal controls regarding auditing, accounting and legal compliance;

•	reviewing Holding’s audited financial statements and interim financial statements;

•	preparing a report for inclusion in Holding’s proxy statement regarding review of audited financial statements for the last fiscal year which includes a statement on whether it recommended that the Board include those financial statements in the Annual Report on Form 10-K (the Audit Committee’s report for fiscal year 2001 is reproduced below);

•	reviewing the duties and compensation of the independent auditors and the effect of any such compensation on the auditors’ independence, including a review of management consulting services provided by the independent auditors; and

•	reviewing and assessing the adequacy of the Audit Committee’s Charter annually and recommending revisions to the Board.

      The Audit Committee meets separately with the independent auditors and with members of the internal audit staff of Centex, who provide audit services pursuant to the terms of a services agreement between Holding and a wholly-owned subsidiary of Centex, outside the presence of Holding’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information. The Audit Committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors.

Report of Audit Committee

To the Board of Directors of 3333 Holding Corporation:

      We have reviewed and discussed with management the audited combining financial statements of 3333 Holding Corporation and Centex Development Company, L.P. as of and for the year ended March 31, 2001.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to 3333 Holding Corporation and its subsidiary and Centex Development Company, L.P. and its subsidiaries is compatible with the auditors’ independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Annual Report on Form 10-K of 3333 Holding Corporation and Centex Development Company, L.P. for the year ended March 31, 2001.

Audit Committee of the 3333 Holding Corporation Board of Directors

Josiah O. Low, III, Chairman
David M. Sherer
Roger O. West

May 16, 2001

      Nominating and Compensation Committees

      The Board of Directors does not have standing nominating and compensation committees or other committees performing similar functions.

EXECUTIVE COMPENSATION

      Neither Holding nor Development have any employees. As a result, all executive management functions for Holding and Development are performed by their directors and executive officers. Administrative and clerical services required by Holding, Development and the Partnership are provided by employees of the Partnership or are provided pursuant to a management agreement between Holding and the Partnership or a separate services agreement between Holding and Centex Service Company (“Centex Service”), a wholly-owned subsidiary of Centex.

      During fiscal year 2001, the executive officers of Holding and Development provided services to Holding and Development on behalf of and in their capacities as officers and employees of Centex and its affiliates and, since January 1, 2001, as employees of the Partnership, and they received compensation for such services from Centex and its affiliates and the Partnership. Effective as of January 1, 2001, Centex Service and the Partnership entered into dual employment arrangements with certain officers of Holding and Development, including the executive officers named in the “Summary Compensation Table” below, pursuant to which Centex Service and the Partnership agreed to employ those officers concurrently with respect to their performance of services for each of them and/or their respective affiliates. Under the dual employment arrangements, each of Centex Service and the Partnership has the right to control and direct the activities of the employees in the performance of their respective duties on its behalf and to determine the value of the employees’ work and the compensation to be paid to the employees therefor. In addition, the dual employment arrangements provide that Centex Service may elect to compensate the employees for their services on its behalf not only through salary and bonus payments but also through stock option awards, long-term incentive awards or such other compensation awards as may be made from time to time by Centex, Centex Service or its affiliates.

      The following table sets forth the cash and noncash compensation for each of the last three fiscal years (or such shorter period of time during which such person was an officer) awarded to or earned by the Chief Executive Officer and the two other executive officers of Holding and Development.

Summary Compensation Table

				Long-Term
				Compensation

		Annual Compensation		Awards

Name and	Fiscal			Securities Underlying		All Other
Principal Position	Year	Salary ($)	Bonus ($)(1)	Options/SARs (#)		Compensation ($)(2)

Stephen M. Weinberg,(3)	2001	$342,500	$600,000	15,000	(4)	$233,892
President and Chief Executive Officer

Richard C. Decker,(5)	2001	$300,417	$314,000	1,500	(4)	$219,568
President, Centex	2000	290,000	190,000	5,000	(6)	28,568
Commercial Development	1999	275,000	175,000	10,000	(7)	27,256
(a division of Development)

Todd D. Newman,(8)	2001	$100,000	$65,000	1,500	(4)	—
Senior Vice President, Chief Financial Officer and Treasurer

(1)	Cash bonuses for services rendered in fiscal year 2001 and, in the case of Mr. Decker, fiscal years 2000 and 1999 have been listed in the year earned but are paid during the following fiscal year.

(2)	The compensation reported represents Centex contributions to, and forfeitures allocated to, the account of the recipient under the Profit Sharing Plan as a result of his performance of services on behalf of Centex or its affiliates, which accrued amounts are 100% vested in Mr. Weinberg and 60% vested in Mr. Decker as of March 31, 2001. Compensation includes contributions accrued pursuant to the Profit Sharing Plan in the following amounts: Mr. Weinberg –– $17,017 for fiscal year 2001; and Mr. Decker –– $16,839, $15,823 and $15,756 for fiscal years 2001, 2000 and 1999, respectively. Compensation also includes contributions accrued pursuant to the Centex Corporation Amended and Restated Supplemental Executive Retirement Plan as a result of the recipients’ performance of services on behalf of Centex or its affiliates, in the following amounts: Mr. Weinberg –– $16,875 for fiscal year 2001; and Mr. Decker –– $12,729, $12,745 and $11,500 for fiscal years 2001, 2000 and 1999, respectively, which accrued amounts are 100% vested in Mr. Weinberg and 60% vested in Mr. Decker as of March 31, 2001. The compensation for Messrs. Weinberg and Decker for fiscal year 2001 also includes amounts paid by Centex in connection with the repurchase and cancellation of options to acquire shares of Centex Common Stock (“Centex Options”) granted to these individuals in connection with their performance of services on behalf of Centex or its affiliates, in accordance with the terms of an option repurchase program offered by Centex to holders of certain Centex Options in October 2000. Mr. Weinberg was paid $200,000 for the cancellation of Centex Options covering 20,000 shares of Centex Common Stock with an exercise price of $36.06 per share, and Mr. Decker was paid $190,000 for the cancellation of Centex Options covering 19,000 shares of Centex Common Stock with a weighted-average exercise price of $37.30 per share.

(3)	Mr. Weinberg was elected an executive officer and director of Holding in fiscal year 2001.

(4)	Centex Options were granted effective April 3, 2001, but are included for fiscal year 2001 because the grants related to performance goals achieved during fiscal year 2001 in connection with each recipient’s performance of services on behalf of Centex or its affiliates. These Centex Options represent a beneficial interest in the following shares of Holding Common Stock: Mr. Weinberg –– approximately .25 shares; Mr. Decker –– approximately .02 shares; and Mr. Newman –– approximately .02 shares.

(5)	Mr. Decker and the Partnership have entered into an arrangement pursuant to which Mr. Decker will be entitled to receive, in addition to the bonus, salary and other compensation described in the table, a percentage of the operating earnings, subject to certain adjustments, generated by the commercial real estate projects acquired, developed and sold by the commercial real estate operations of the Partnership.

(6)	This Centex Option represents a beneficial interest in approximately .08 shares of Holding Common Stock.

(7)	This Centex Option represents a beneficial interest in approximately .17 shares of Holding Common Stock.

(8)	Mr. Newman was elected an executive officer of Holding in fiscal year 2001.

Option/SAR Grants in Last Fiscal Year(1)

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation for
Individual Grants(2)					Option Term

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise
	Options/SARs	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year(3)	($/Sh)(4)	Date	5% ($)	10% ($)

Stephen M. Weinberg	15,000	.8%	$39.36	4/2/08	$240,352	$560,123

Richard C. Decker	1,500	.1%	39.36	4/2/08	24,035	56,012

Todd D. Newman	1,500	.1%	39.36	4/2/08	24,035	56,012

(1)	Amounts set forth in the table reflect the number and value of shares of Centex Common Stock and Centex Options only. Neither Holding nor Centex has issued any stock appreciation rights (“SARs”).

(2)	Centex Options were granted effective April 3, 2001, but are included for fiscal year 2001 because the grants related to performance goals achieved during fiscal year 2001 in connection with each recipient’s performance of services on behalf of Centex or its affiliates. Accordingly, information regarding the Centex Options granted to Mr. Decker effective April 1, 2000 relating to performance goals achieved for fiscal year 2000 in connection with his performance of services on behalf of Centex or its affiliates (which was disclosed in Holding’s 2000 proxy statement under “Option/SAR Grants in Last Fiscal Year”) is not included. These Centex Options represent a beneficial interest in the following shares of Holding Common Stock: Mr. Weinberg –– approximately .25 shares; Mr. Decker –– approximately .02 shares; and Mr. Newman –– approximately .02 shares.

(3)	Percentage represents the Centex Option granted to each named individual divided by the total number of Centex Options granted to employees of Centex and its subsidiaries.

(4)	These Centex Options were granted under the 1998 Plan at $39.36 per share, the fair market value on the date of grant. The exercise price is equal to the closing trading price of Centex Common Stock on April 3, 2001. These Centex Options are exercisable 25% on the date of the grant and 25% on the first three anniversary dates of the grant.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values(1)

				Number of Securities		Value of Unexercised
				Underlying Unexercised		In-the-Money
				Options/SARs		Options/SARs
				at Fiscal Year-End (#)(2)		at Fiscal Year-End ($)(3)

	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)		Exercisable(4)	Unexercisable(5)	Exercisable		Unexercisable

Stephen M. Weinberg(6)	8,500	$284,189	(7)	17,500	20,000	$435,881	(8)	$124,538	(9)

Richard C. Decker	—	—		33,000	33,500	922,640		863,060

Todd D. Newman	—	—		—	1,500	—		—

(1)	Amounts set forth in the table reflect the number and value of shares of Centex Common Stock and Centex Options only. Neither Holding nor Centex has issued any SARs.

(2)	Includes options listed as unexercisable that were granted effective April 3, 2001 based upon the achievement of performance goals for fiscal year 2001 in connection with each recipient’s performance of services on behalf of Centex or its affiliates. See “Option/SAR Grants in Last Fiscal Year.”

(3)	Represents the difference between the closing pricing of Centex Common Stock on March 31, 2001 of $41.65 per share and the exercise price of such Centex Options and includes, if applicable, cash bonuses payable in connection with the exercise of such Centex Options at the time of exercise as described in footnotes (8) and (9) below.

(4)	These Centex Options represent a beneficial interest in the following shares of Holding Common Stock: Mr. Weinberg –– approximately .29 shares; and Mr. Decker –– approximately .55 shares.

(5)	These Centex Options represent a beneficial interest in the following shares of Holding Common Stock: Mr. Weinberg –– approximately .33 shares; Mr. Decker –– approximately .55 shares; and Mr. Newman –– approximately .02 shares.

(6)	Amounts include shares of Centex Common Stock acquired upon exercise of Centex Options or underlying unexercised Centex Options granted to Mr. Weinberg in his capacity as an officer and employee of various Centex subsidiaries in previous years.

(7)	Amount includes cash bonuses totaling $15,970 paid to Mr. Weinberg upon the exercise of certain Centex Options.

(8)	Amount includes a cash bonus totaling $14,350 payable to Mr. Weinberg upon the exercise of a Centex Option.

(9)	Amount includes a cash bonus totaling $4,100 payable to Mr. Weinberg upon the exercise of a Centex Option.

Compensation and Stock Option Committee Interlocks and Insider Participation in Compensation Decisions

      None of Holding’s directors, officers or employees has any relationship requiring disclosure under Item 402(j) of Regulation S-K.

Report of Compensation and Stock Option Committee on Executive Compensation

      Holding does not have a compensation committee, stock option committee or any other committee performing similar functions. During fiscal year 2001, the executive officers of Holding and Development provided services to Holding and Development on behalf of and in their capacities as officers and employees of Centex and its affiliates and, since January 1, 2001, as employees of the Partnership, and they received compensation for such services from Centex and its affiliates and the Partnership. See “Executive Compensation.” Accordingly, the Board did not make or influence any decision regarding the cash or noncash compensation paid to the executive officers of Holding during fiscal year 2001. However, the Board of Directors of each of Holding and Development will be forming a Compensation Committee consisting of two or more directors who are neither officers nor employees of Holding or its subsidiary, of the Partnership or of Centex or any of Centex’s subsidiaries, to establish policies regarding compensation of the executive officers of Holding and Development for fiscal years 2002 and following.

3333 Holding Corporation Board of Directors

Roger O. West, Chairman
Josiah O. Low, III
David M. Sherer
Stephen M. Weinberg

May 16, 2001

Performance Graph

      As described in “Tandem Securities,” the record owner of the 1,000 issued and outstanding shares of Holding Common Stock is the Nominee, who holds such stock pursuant to the Nominee Agreement on behalf of and for the benefit of Centex Stockholders. Thus, each Centex Stockholder owns a beneficial interest in a portion of the 1,000 shares of Holding Common Stock held by the Nominee, which shares are currently tradeable only in tandem with, and as a part of, each such Centex Stockholder’s Centex Common Stock. As a consequence of the foregoing, and because the beneficial interest in the 1,000 shares of Holding Common Stock does not have any separate ascertainable value, no performance graph is provided herein. Stockholders desiring to review the five-year stock performance of Centex Common Stock are directed to the “Performance Graph” in the Centex Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Holding’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of Holding’s equity securities, to file initial reports of ownership, reports of changes in ownership, and annual reports of ownership with the SEC and the New York Stock Exchange. Such persons are required by Securities and Exchange Commission (the “SEC”) regulations to furnish Holding with copies of all Section 16(a) forms that they file with the SEC.

      Based solely on its review of the copies of such forms received by it with respect to fiscal year 2001, or written representations from certain reporting persons, Holding believes that its directors and executive officers, and persons who beneficially own more than 10% of a registered class of Holding’s equity securities have complied with all filing requirements required by Section 16(a) for fiscal year 2001 applicable to such persons, except that the annual report of ownership for Richard C. Decker, the President of the Centex Commercial Development, a division of Development, was not filed on a timely basis.

CERTAIN TRANSACTIONS

      During fiscal year 2001, Holding and the Partnership engaged in certain transactions with each other and with various subsidiaries of Centex. These transactions must be disclosed under applicable SEC rules and regulations because (i) the Partnership is controlled by, and is deemed a subsidiary of, Holding due to the fact that Development, a wholly-owned subsidiary of Holding, is the general partner of the Partnership, (ii) Centex is deemed a beneficial owner of more than five percent of Holding Common Stock, and (iii) Centex indirectly owns 100% of the issued and outstanding Class A Units of limited partnership interest in the Partnership (“Class A Units”) and Class C Units of limited partnership interest in the Partnership (“Class C Units”), which units constitute all of the issued and outstanding units of limited partnership interest in the Partnership. See “Security Ownership of Management and Certain Beneficial Owners” and “Tandem Securities.” A description of these transactions is set forth below.

      Holding is a party to a services agreement with Centex Service. See “Executive Compensation.” Pursuant to the services agreement, Centex Service provides certain tax, accounting and other similar services for Holding at a fee of $85,833 per month. During fiscal year 2001, Holding paid service fees of $1,030,000 to Centex Service pursuant to this agreement.

      Holding is a party to a management agreement with the Partnership. See “Executive Compensation.” Pursuant to the management agreement, Holding provides management services to the Partnership in connection with the development and operation of properties acquired by the Partnership, maintenance of the Partnership’s property and accounting and clerical services. During fiscal year 2001, the Partnership paid service fees of $1,030,000 to Holding pursuant to this agreement.

      In fiscal year 2001, the Partnership engaged in various transactions with Centex Homes, an indirect, wholly-owned subsidiary of Centex. During fiscal year 2001, the Partnership sold its New Jersey homebuilding division to Centex Homes for $21.1 million. During the same fiscal year, a wholly-owned subsidiary of the Partnership purchased approximately six acres in Henderson, Nevada from an unaffiliated third party. The total consideration of $6 million for the purchase consisted of a $.5 million cash payment and a $5.5 million purchase-money mortgage note. Concurrent with the purchase of this property, Centex Homes deposited $.5 million with the Partnership subsidiary as an option payment for the right to purchase lots in the project from the subsidiary. Also, at March 31, 2001, Centex Homes had contracts to purchase lots from the Partnership or its subsidiaries for the aggregate price of approximately $433,000 to be paid as lots are delivered.

      Subsequent to March 31, 2001, a subsidiary of the Partnership purchased approximately 43 acres in South Kohala, Hawaii, from an unaffiliated third party. The total consideration of $33 million consisted of a $32 million purchase-money mortgage note and a $1 million cash payment. Concurrent with the purchase of this property, Centex Homes deposited $1 million with the Partnership subsidiary as an option payment for the purchase of the property.

      Under the partnership agreement governing the Partnership, as previously amended (the “Partnership Agreement”), Class C Units may be issued in exchange for assets acquired and capital received from a limited partner or from an entity that is to be admitted as a limited partner. Centex Homes is currently the sole limited partner of the Partnership. During fiscal year 2001, the Partnership acquired assets and received capital valued at $146.1 million from Centex Homes in exchange for 146,112 Class C Units.

      The Partnership Agreement provides that the holders of Class A Units and Class C Units are entitled to a cumulative preferred return of 9% per annum on the average outstanding balance of their Unrecovered Capital, as such term is defined in the Partnership Agreement. Unrecovered Capital represents capital contributions, as adjusted for cash or other distributions representing return of capital contributions, and is the basis for preference accruals. As noted above, Centex Homes is currently the sole limited partner of the Partnership and the sole holder of all outstanding Class A Units and Class C Units. During fiscal year 2001, the Partnership made no preference payments to Centex Homes. At March 31, 2001, unpaid preference accruals totaled $21.2 million, and Unrecovered Capital for Class A Units and Class C Units totaled $32.8 million and $181.2 million, respectively.

      During fiscal year 2001, operating subsidiaries of the Partnership paid certain of Centex’s construction subsidiaries a total of $7.7 million pursuant to construction contracts executed in prior fiscal years. Additionally, various operating subsidiaries of the Partnership paid an aggregate of $273,000 in title insurance premiums and escrow fees to certain title insurance subsidiaries of Centex during fiscal year 2001 in connection with third-party construction and permanent loans made to the Partnership’s subsidiaries and in connection with the acquisition and sale of properties during that year.

      The Partnership guaranteed certain obligations of Centex Development Company UK Limited, a wholly-owned subsidiary of the Partnership (“CDCUK”), in connection with CDCUK’s acquisition of all of the voting shares of Fairclough Homes Group Limited, a British home builder, for approximately $219 million on April 15, 1999. Included among the guaranteed obligations was payment under two promissory notes that CDCUK delivered to the seller for the purchase price and payment of the preferred stock dividends due to the seller from April 1, 1999 through March 31, 2001. The Partnership guaranty was augmented with an undertaking by Centex Homes, the sole limited partner of the Partnership, that if the Partnership did not have sufficient funds to satisfy its obligations, Centex Homes would make such capital contributions to the Partnership as might be necessary to enable the Partnership to satisfy those obligations. Further supplementing the undertaking by Centex Homes, Centex agreed that if Centex Homes did not perform its obligations, Centex would take appropriate action to cause the performance of those obligations. Payment of the negotiable note delivered in connection with the acquisition was primarily secured by a letter of credit issued by a United Kingdom bank. In order to procure the letter of credit, the Partnership guaranteed payment of the principal amount when due to the bank. Centex also provided an assurance to the bank that if the Partnership did not meet its obligations, Centex would cause the Partnership to have sufficient funds for the Partnership to perform its obligations, primarily through Centex’s purchase of limited partnership units in the Partnership. On March 30, 2001, both promissory notes were paid in full, less a $6.9 million holdback relative to CDCUK exercising its right of offset for asserted breaches of representations and warranties by the seller under the share purchase agreement.

      Centex has issued demand notes or made limited guarantees relating to a number of the Partnership’s project loans. At March 31, 2001, these guarantees totaled $2.1 million for construction loans and $2.0 million for permanent loans. Each demand note or guarantee is payable only in the event of default by the Partnership or its subsidiary under its obligations to the lender.

      A subsidiary of the Partnership owns a 50% interest in a 79,000 square foot office building located in Plantation, Florida. The remaining 50% interest is owned by a Centex affiliate. Approximately 61% of the rentable square footage of the building is leased and occupied by a Centex affiliate. The total amount of rent and operating expense reimbursements paid by the Centex affiliate under the lease during fiscal year 2001 was $419,000.

      A subsidiary of the Partnership has leased approximately 161,225 square feet of space in its Dallas, Texas office building to Centex Service and other Centex affiliates. The total amount of rent and operating expense reimbursements paid by Centex Service and the other Centex affiliates under the lease during fiscal year 2001 was $3,128,000.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP acted as Holding’s independent public accountants for the fiscal year ended March 31, 2001 and has served as independent public accountants for Holding since its incorporation in May 1987. Holding’s independent public accountants are selected annually by the Board at the Board’s first meeting held subsequent to the annual meeting of stockholders. It is anticipated that the Board will select Arthur Andersen LLP as Holding’s independent public accountants for the current year.

      In addition to retaining Arthur Andersen LLP to audit the combining financial statements of Holding and the Partnership for fiscal year 2001, Holding and its affiliate, Development, retained Arthur Andersen LLP to provide various consulting services in fiscal year 2001 and expect to continue to do so in the future. The aggregate fees for the various professional services by Arthur Andersen LLP in fiscal year 2001 were:

•	Audit Fees: $260,525;

•	Financial Information Systems Design and Implementation Fees: None; and

•	All Other Fees: $211,008, which includes fees for international tax and accounting consultation.

      Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders of Holding.

STOCKHOLDER PROPOSALS

      Holding’s 2002 annual meeting of stockholders is scheduled to be held on July 25, 2002. In order to be considered for inclusion in Holding’s proxy material for that meeting, stockholder proposals must be received at Holding’s executive offices, addressed to the attention of the Secretary, not later than February 25, 2002.

      For any proposal that is not submitted for inclusion in Holding’s proxy material for the 2002 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Securities Exchange Act of 1934 permits Holding’s management to exercise discretionary voting authority under proxies it solicits unless Holding is notified about the proposal on or before April 26, 2002, if the proposal relates to the nomination of one or more persons for election as a director, or on or before May 13, 2002, if the proposal relates to any other matter, and in each case if the stockholder satisfies the other requirements of Rule 14a-4(c). Holding’s Restated By-laws further provide that, to be considered at the 2002 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the executive offices of Holding no later than April 26, 2002, and must contain the information specified by and otherwise comply with Holding’s Restated By-laws. Any stockholder wishing to receive a copy of Holding’s Restated By-laws should direct a written request to the Secretary at Holding’s principal executive offices.

FORM 10-K

      Stockholders entitled to vote at the Annual Meeting may obtain a copy of Holding’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001, including the financial statements, required to be filed with the SEC, without charge, upon written or oral request to Centex Corporation, Attention: Raymond G. Smerge, Secretary, 2728 N. Harwood, Dallas, Texas 75201, (214) 981-5000.

By Order of the Board of Directors

RAYMOND G. SMERGE Secretary

Dallas, Texas
June 25, 2001

CENTEX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders — July 19, 2001

The undersigned hereby appoints Laurence E. Hirsch and David W. Quinn (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Centex Corporation (“Centex”) to be held July 19, 2001, or any adjournment thereof, all shares of Common Stock of Centex registered in the name of the undersigned at the close of business on May 31, 2001.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 4.

By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement dated June 25, 2001.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

Proxies are being separately solicited by the Boards of Directors of Centex Corporation and 3333 Holding Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must mark and return BOTH proxy cards in the enclosed envelope. PLEASE TEAR OFF AND DISCARD THIS STUB.

3333 HOLDING CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders — July 19, 2001

The undersigned hereby appoints Roger O. West and Stephen M. Weinberg (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of 3333 Holding Corporation (“Holding”) to be held July 19, 2001, or any adjournment thereof, all the beneficial interest of the undersigned in that portion of the 1,000 shares (the “Shares”) of Common Stock of Holding registered in the name of The Chase Manhattan Bank (the “Nominee”) pursuant to that certain Nominee Agreement dated November 30, 1987, as amended, by and among Holding, Centex Corporation (“Centex”), Centex Development Company, L.P. and the Nominee, at the close of business on May 31, 2001 (the “Record Date”), that the total number of shares of Common Stock of Centex held by the undersigned on the Record Date (being the number of shares shown on this proxy beside the name of the undersigned) bears to the total number of shares of Centex Common Stock outstanding on the Record Date.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.

By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement dated June 25, 2001.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

CENTEX CORPORATION

Please mark your vote as indicated in this example

The Board of Directors recommends that you vote FOR the election of all the nominees in Item 1, FOR the approval and adoption of the Centex Corporation 2001 Stock Plan in Item 2 and FOR the approval and adoption of the Centex Corporation Annual Incentive Compensation Plan in Item 3.

1.	Election of directors listed to the right to serve until the Annual Meeting of Stockholders in 2004.			(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

	FOR all nominees listed to the right (except as marked to the contrary).	WITHHOLD AUTHORITY to vote for all nominees listed to the right.		Clint W. Murchison, III, Frederic M. Poses, David W. Quinn and Paul T. Stoffel ________________________________________________________________

2.	Approval and adoption of the Centex Corporation 2001 Stock Plan.		3.	Approval and adoption of the Centex Corporation Annual Incentive Compensation Plan.	4.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 and, in the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

Dated: ________________________, 2001

___________________________________ Signature

___________________________________ Signature

Proxies are being separately solicited by the Boards of Directors of Centex Corporation and 3333 Holding Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must mark and return BOTH proxy cards in the enclosed envelope. PLEASE TEAR OFF AND DISCARD THIS STUB.

The Board of Directors recommends that you vote FOR the election of all the nominees in Item 1.			3333 HOLDING CORPORATION

1.	Election of directors listed to the right		(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

	FOR all nominees listed to the right (except as marked to the contrary).	WITHHOLD AUTHORITY to vote for all nominees listed to the right.	Josiah O. Low, III, David M. Sherer, Stephen M. Weinberg and Roger O. West ____________________________________________________________________

2.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 and, in the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

Dated: _________________________, 2001

___________________________________ Signature

___________________________________ Signature